As filed with the Securities and Exchange Commission on January 31, 2011

Registration No. 333-170565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GEOTAG INC.

(Exact Name Of Issuer in Its Charter)

Delaware	7370	27-3072934
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

Antony Norris, President

GEOTAG INC.

555 Republic Drive

Suite 200

Plano, Texas 75074

(972) 422-9129

(Address and Telephone Number of Principal Executive Offices)

Antony Norris, President

GEOTAG INC.

555 Republic Drive

Suite 200

Plano, Texas 75074

(972) 422-9129

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

D. Richard McDonald Douglas S. Parker Dykema Gossett PLLC 39577 Woodward, Suite 300 Bloomfield Hills, MI 48304 (248) 203-0700	Lynne Bolduc Bruce Lee Oswald & Yap LLP 16148 Sand Canyon Ave. Irvine, California 92618 (949) 788-8900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share (1)	287,500	$6.25	$ 1,796,875	$ 208.62
Common stock, par value $0.01 per share (2)	20,913,126	$6.25	$130,707,037.50(4)	$15,175.09
Underwriter’s warrant to purchase common stock (3)	14,375	—	—	— (5)
Shares of common stock issuable upon exercise of the underwriter’s warrant	14,375	$7.50	$ 107,813	$ 12.52
Total			$134,516,412.50	$15,396.22(7)

(1)	Includes additional shares that the underwriter has the option to purchase. See “Underwriting”.
(2)	This Registration Statement also covers the resale by certain selling stockholders of up to 20,913,126 shares of common stock under a separate resale prospectus.
(3)	In connection with the sale of the shares of common stock, the Registrant will issue to the underwriter a warrant to purchase up to 14,375 shares of common stock, par value $0.01 per share.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)	No fee required pursuant to Rule 457(g).
(6)	Determined in accordance with Rule 457(i) based upon the estimated exercise price of the warrants.
(7)	$15,617.36 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses as set forth below:

•

A prospectus, which we refer to from time to time as the Primary Offering Prospectus, to be used for the public offering by the Registrant of up to 287,500 shares of the Registrant’s common stock, through the underwriter named on the cover page of the Primary Offering Prospectus on a “firm commitment” basis.

•

A prospectus, which we refer to from time to time as the Resale Prospectus, to be used for the resale from time to time of up to 20,913,126 shares of the Registrant’s common stock by certain selling stockholders of the Registrant. The Resale Prospectus is substantively identical to the Primary Offering Prospectus, except for the following principal differences:

•	they contain different outside and inside front covers;

•	they contain different Offering sections in the Prospectus Summary section;

•	they contain different Use of Proceeds sections;

•	the Capitalization and Dilution sections from the Primary Offering Prospectus are deleted from the Resale Prospectus;

•	a Selling Stockholder section is included in the Resale Prospectus;

•	the Underwriting section from the Primary Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and

•	the outside back cover of the Primary Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 31, 2011

PRELIMINARY PROSPECTUS

250,000 Shares

Common Stock

This is the initial public offering of shares of common stock, par value $0.01 per share, of GEOTAG INC. We are offering 250,000 shares of our common stock. Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock will be $6.25 per share. We have applied to have our common stock approved for listing on The Nasdaq Global Market under the symbol “GTG.”

This investment involves a high degree of risk. We urge you to read carefully the “Risk Factors” section beginning on page 7.

	Price Per Share	Total
Public offering price	$6.25	$1,562,500
Underwriting discounts and commissions (1)	$0.43750	$109,375
Proceeds, before expenses, to GEOTAG INC.	$5.81250	$1,453,125

(1)	We have also agreed to issue warrants to the underwriter entitling it to purchase up to an aggregate of 5.0% of the total number of shares sold in this offering at an exercise price equal to 120% of the initial public offering price of the shares. See “Underwriting—Underwriter’s Warrants” on page 55 of this Primary Offering Prospectus for additional information.

C. K. Cooper & Company is acting as our underwriter in this public offering on a firm commitment basis. If the underwriter sells more than 250,000 shares of common stock, the underwriter has the option to purchase up to an additional 37,500 shares of common stock at the initial public offering price less the underwriting discount.

Please see “Underwriting” beginning on page 55 of this prospectus for more information regarding our arrangements with the underwriter.

In addition to this prospectus, the Registration Statement of which this prospectus forms a part also includes another separate and distinct prospectus, which we refer to as the Resale Prospectus. The Resale Prospectus relates to the offer and sale of up to 20,913,126 shares of our common stock which may be resold from time to time by the selling stockholders identified in the Resale Prospectus. The primary offering of shares pursuant to this prospectus will occur concurrently with the secondary offering of shares held by the selling stockholders identified in the Resale Prospectus. Since there is currently no public market established for our securities, the selling stockholders will sell at a fixed price equal to $6.25 per share. However, once our shares of common stock are approved for listing on The Nasdaq Global Market, the selling stockholders may sell the resale shares from time to time at the market price prevailing on The Nasdaq Global Market at the time of offer and sale, or at prices related to such prevailing market prices, in negotiated transactions or in a combination of such methods of sale directly or through brokers. We will not receive any proceeds from the sales by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about             , 2011.

The date of this prospectus is                     , 2011

You should only rely on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, prospects, financial condition and results of operations may have changed since that date.

This document may only be used where it is legal to sell these securities. Certain jurisdictions may restrict the distribution of these documents and the offering of these securities. We require persons receiving these documents to inform themselves about and to observe any such restrictions. We have not taken any action that would permit an offering of these securities or the distribution of these documents in any jurisdiction that requires such action.

GEOTAG, WHEN “WHERE” MATTERS, GEOMAS and ZLAND are registered trademarks of GEOTAG INC. All rights reserved.

Industry and Market Data

Unless otherwise indicated, the market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Although we believe these third-party sources are reliable, we have not independently verified the information. None of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. In addition, some data are based on our good faith estimates. Such estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our own management’s experience in the industry, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. However, none of our estimates have been verified by any independent source. Our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus and the other information contained herein. These and other factors could cause our actual results to differ materially from those expressed in the estimates and assumptions.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors” and our financial statements and related notes, before you decide whether to invest in our common stock. Investing in our common stock involves risks. See “Risk Factors.” All dollar amounts referred to in this prospectus are in U.S. dollars unless otherwise indicated. Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

Unless otherwise indicated or unless the context otherwise requires, all references in this document to “we,” “us,” “our,” the “Company” and similar expressions are references to GEOTAG INC.

Our Business

We are a geo-location technology provider with headquarters in Plano, Texas. Our technology is based on fundamental technology described in U.S. Patent Number 5,930,474, which we own and refer to in this prospectus as the 474 Patent, entitled “Internet Organizer for Accessing Geographically and Topically Based Information.” This location-based technology, which we refer to in this prospectus as the GEOTAG Technology, is a spatial information management technology that makes possible a range of location-enabled online applications, and can be used by third-party, location-based applications and geography-reliant systems and infrastructures. Companies providing these online applications will be able to license the GEOTAG Technology from us in order to interactively and dynamically retrieve data from a database and associate retrieved data with a location. GEOTAG Technology, in brief, makes effective and efficient online geographic differentiation possible.

We believe that geographic information is pervasive in today’s information-centric environment and that the prevalence of business systems designed to exploit geography suggests the importance of spatial information management. The determination of location is, in our opinion, a fundamental requirement in many online activities, and is an increasingly attractive feature for a variety of recreational and business applications. Furthermore, determination of location is a common dimension of almost all business information and an important element for many business decisions. Integrating location into applications enables organizations to make better decisions, respond to customers more effectively, and reduce costs. For consumers, geographically served information is more useful, easier to access and timelier to act on. We believe that the more targeted data and information is the more relevant it is, and, in turn, it can be used more efficiently and cost effectively than broadly organized data and information.

The patent application based on this technology was filed with the United States Patent and Trademark Office, or USPTO, on January 31, 1996, and the 474 Patent was subsequently issued on July 27, 1999. The GEOTAG business, including the 474 Patent and the GEOTAG trademark, was purchased by Ubixo Limited (formerly known as M2 Global Ltd.), an Antigua company and leading provider of software for electronic payment, in February 2009. In this prospectus, we refer to Ubixo Limited from time to time as “Ubixo.”

Spin-Off from Ubixo Limited and Purchase of the 474 Patent

On July 1, 2010, we were formed as a subsidiary of Ubixo. On July 12, 2010, we were spun off from Ubixo as a stand-alone, independent operating entity. The GEOTAG business was a non-core business for Ubixo, and thus Ubixo spun us off primarily to allow Ubixo management to focus on its core business lines, while giving us, as a separated entity, the ability to devote the attention necessary to maximize the value of the GEOTAG business for our stockholders. In connection with the spin-off, Ubixo transferred the GEOTAG business, including the 474 Patent and GEOTAG trademark, to us in exchange for our assumption of certain Ubixo indebtedness and 132,756,448 shares of our common stock, which Ubixo subsequently distributed pro-rata to the shareholders of Ubixo as a dividend. Each shareholder of Ubixo received two of our shares for each share that they held in Ubixo. Ubixo had not generated any revenues from the 474 Patent prior to the spin-off.

Industry and Market Opportunity

We believe there are a number of licensing opportunities in the so called online yellow pages industry for our 474 Patent. Online yellow pages, also referred to as internet yellow pages, are online versions of traditional printed directories that offer listings based on a geographic area. A subset of the online yellow pages is known as a local search directory which provides content with the added ability to refine the search to find the needed service. Local search directories prioritize local businesses in its results rather than the results being dominated by regional or national companies. Certain providers of internet yellow pages offer online advertising.

With more and more geographic data coming online through companies, organizations and consumers, we believe there is an increasing need for geographic data management. We also believe that the demand for online geo-location information will continue to grow. Simba Information, a media industry forecast and analysis firm, reports that internet yellow pages spending increased approximately 17.4% to $1.83 billion in 2009, accounting for 11.1% of total yellow pages market revenue (see Press Release, Simba Information, “Online Yellow Pages Markets 2009-2010,” December 4, 2009). Simba Information also projects that internet yellow pages revenue will increase to $3.06 billion by 2012, accounting for 20.1% of the total yellow pages market (see Press Release, Simba Information, “Online Ad Sales Capture 20.1% of Yellow Pages Market by 2012,” October 26, 2010). In addition, BIA/Kelsey, which advises companies in the local media space, forecasts that spending on online interactive media in the U.S. will grow from $15.2 billion in 2009 to $36.7 billion in 2014, representing a compound annual growth rate of 19.3% over the next four years (see Press Release, BIA/Kelsey, “BIA/Kelsey Forecasts U.S. Local Advertising Revenues to Reach $144.9B in 2014,” February 22, 2010). In addition to its potential growth, the local online ad market can also generate higher than average margins. BIA/Kelsey’s research indicates that advertisers are willing to pay a premium for local online ads, anywhere from 20% to 100%, depending on the geography and vertical (see Online Article, eMarketer.com, “Low Growth, High Value for Local Online Ads,” October 20, 2009).

In addition to licensing opportunities in the online yellow pages industry, we are also focused on licensing opportunities with companies whose websites contain a geography-specific locator function (also known as a product locator, dealer locator or store locator). The companies whose websites utilize this function span a variety of industrial sectors. This function allows visitors of a company’s website to conveniently find the closest location at which they can buy the company’s particular products or services. The locator function may be found on the websites of manufacturers, wholesalers, retailers, and service providers.

While the focus of our patent enforcement and licensing strategy is currently on companies operating in the online yellow pages industry and companies whose websites contain a geography specific locator function, we expect that, with location-based information management capabilities commercially viable in a wide range of products and services, the market for our patented technology will expand into new industries. We are currently performing research to define these industries. Our goal is to take advantage of what we see as a trend towards geographically relevant information management and to expand our licensing business into potentially high-growth markets. Our objective is to be a leader in location-based services and information technology by actively developing and promoting license relationships in geo-location information technology market verticals.

Our Strategy and Patent Licensing Business Model

By virtue of our ownership of the 474 Patent, we consider ourselves an early entrant and leader in the development and commercialization of location-based technology. We intend to vigorously protect our patented technology against unauthorized use and third-party infringers. We expect to execute patent licensing arrangements with users of the GEOTAG Technology through either willing licensing negotiations without the filing of patent infringement litigation, or, if necessary, through the negotiation of license and settlement arrangements in connection with the filing of patent infringement litigation.

We believe there are opportunities for generating revenues from our negotiation of license and settlement arrangements with unauthorized users of our technology. The 474 Patent will expire on January 31, 2016. At that time, the technology disclosed in the 474 Patent will enter the public domain, our rights of exclusion related to the 474 Patent will expire, and our ability to generate revenue from licensing arrangements with respect to the 474 patented technology will cease.

Risk Factors

Investing in our equity securities involves a high degree of risk, and our ability to successfully operate our business is subject to numerous risks. Any of the factors set forth under “Risk Factors” may limit our ability to successfully execute our business strategy. You should carefully consider all of the information set forth in this prospectus and, in particular, the specific factors set forth under “Risk Factors” in deciding whether to invest in our equity securities. Among these important risks are the following:

•

Our business currently consists of a single technology and our success is dependent upon our ability to negotiate license and settlement arrangements with unauthorized users of our 474 patented technology. All of our revenue will be derived from our ability to negotiate and enforce settlement and licensing arrangements with unauthorized users of our 474 patented technology. Our ability to successfully negotiate license agreements with third-party users of our technology will depend, in large part, on our outside legal team’s success in developing, operating and prosecuting our patent infringement and licensing strategy for the 474 Patent.

•

If the 474 Patent were determined to be invalid, our ability to generate revenue would be substantially reduced and our business would be materially adversely affected. In addition, the 474 Patent will expire on January 31, 2016. At that time, the underlying technology will enter the public domain, our rights of exclusion will expire, and our ability to generate revenue from licensing arrangements with respect to the 474 patented technology will cease.

•

We are a newly formed company and, as such, have substantially no operating history. Currently we own one patent, the 474 Patent. Due to the nature of our licensing business and uncertainties regarding the amount and timing of the receipt of license fees from potential infringers, our revenues may vary significantly from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to be below market expectations and adversely affect the market price of our common stock.

•

We will not retain any net revenues from the 474 Patent until five of our outstanding promissory notes, with an aggregate outstanding balance of $2,530,000 have been repaid in full. Net proceeds derived from the 474 Patent will be directed into a third party trust account, from which the holders of these five promissory notes will be entitled to receive, before any such proceeds are retained by us, repayment of their respective notes until such time as the notes have been repaid in full.

•

New investors in our common stock will experience immediate and substantial dilution after our initial public offering. The initial public offering price of our common stock is substantially higher than the book value per share of our common stock. Purchasers of shares of our common stock in our initial public offering will incur immediate dilution of $6.47 in net tangible book value per share of common stock, based on an initial public offering price of $6.25 per share.

•

If our stockholders sell substantial amounts of our common stock in the public market after our initial public offering, the market price of our common stock could decline. An aggregate of 21,163,126 shares will be freely and immediately tradeable, without restriction, in the public market on the date the offering is consummated. Beginning 90 days after the date of this prospectus, assuming the availability of current public information, another 81,885,117 shares of our common stock will be eligible for sale and not subject to volume limitations and an additional 32,600,000 shares of our common stock held by affiliates will also be available for sale subject to volume limitations under Rule 144 under the Securities Act.

Corporate Information

On July 1, 2010, we were formed under the name of Ubixo Inc. as a British Virgin Islands subsidiary of Ubixo Limited. In connection with our spin-off from Ubixo Limited, we re-incorporated as a Delaware company on July 16, 2010 and changed our name to GEOTAG INC. We currently have no subsidiaries.

Our executive offices are located at 555 Republic Drive Suite 200, Plano, Texas 75074 and our telephone number is (972) 422-9129. The URL of our website is www.geotag.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

THE OFFERING

Common stock offered by us	250,000 shares

Common stock to be outstanding after the offering	135,648,243 shares

Proposed Nasdaq Global Market Symbol	“GTG”

Over-allotment option	We have granted the underwriter a 30-day option to purchase up to 37,500 additional shares of common stock to cover over-allotments, if any.

If the underwriter exercises its over-allotment option in full, we will have 135,973,243 shares outstanding immediately following this offering.

Proceeds to us	We estimate the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $950,056, or approximately $1,168,025 if the underwriter exercises its over-allotment option in full.

We expect to use the net proceeds from this offering to repay certain outstanding indebtedness and for general corporate purposes, which may include payment for legal expenses associated with our patent enforcement activity.

See the more detailed description of our expected use of the proceeds of this offering under the heading “Use of Proceeds” on page 18 of this prospectus.

Risk factors	Investing in our common stock involves a high degree of risk. You should read “Risk Factors” beginning on page 7 for a discussion of factors that you should consider carefully before deciding whether to purchase shares of our common stock.

The number of shares of our common stock that will be outstanding after this offering is based on 135,398,243 shares of our common stock outstanding as of September 30, 2010.

Unless otherwise indicated, all information in this prospectus assumes:

•	no exercise of the underwriter’s over-allotment option to purchase additional shares; and

•	no exercise of the underwriter’s warrants.

SUMMARY FINANCIAL DATA

The following table presents our summary financial data. We have derived our statements of operations data for the three months ended September 30, 2010 from our audited financial statements appearing elsewhere in this prospectus. Our audited financial information is prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Results for the three months ended September 30, 2010 are not necessarily indicative of the results of operations that may be expected for the full year. Our summary financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

During the period from inception, July 1, 2010, through September 30, 2010
Statement of Operations Data:
Revenues	$—
Cost of goods sold	—

Gross margin	—

Operating expenses:
Selling, general and administrative	136,272
Amortization expense	3,760,758

Total operating expenses	3,897,030

Loss from operations	(3,897,030)
Interest expense	(299,071)

Loss before provision for income taxes	(4,196,101)
Provision for income taxes	—

Net loss	$(4,196,101)

Basic and diluted net loss per common share	$(0.04)
Weighted average common shares outstanding	119,525,000

	As of September 30, 2010
	Actual	As Adjusted (1)
Balance Sheet Data:
Cash and cash equivalents	$66,045	$915,830
Patent, net	91,621,468	91,621,468
Total assets	$91,753,906	$92,603,691

Current liabilities	$142,563	$42,292
Notes payable and accrued interest	30,166,927	30,166,927
Total liabilities	$30,309,490	$30,209,219

Total stockholders’ equity	$61,444,416	$62,394,472
Total liabilities and stockholders’ equity	$91,753,906	$92,603,691

(1)	The as adjusted column gives effect to the sale of 250,000 shares of our common stock in this offering based on an initial public offering price of $6.25 per share after deducting estimated underwriting discounts and commissions and offering costs payable by us and the application of a portion of the net proceeds of this offering to repay the outstanding principal and interest on our line of credit as described under “Use of Proceeds.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, operating results and prospects would suffer. In that case, the trading price of our common stock would likely decline and you might lose all or part of your investment in our common stock.

RISKS RELATED TO OUR BUSINESS

Our business currently consists of a single technology and our success is dependent upon our ability to negotiate license and settlement arrangements with unauthorized users of our 474 patented technology.

All of our revenue will be derived from our ability to negotiate and enforce settlement and licensing arrangements with unauthorized users of our 474 patented technology. Our ability to successfully negotiate license agreements with third-party users of our technology will depend, in large part, on our outside legal team’s success in developing, operating and prosecuting our patent infringement and licensing strategy for the 474 Patent. If necessary, we may be required to file patent infringement actions against unauthorized, third-party users of our patented technology. The success of such actions will be based on a number of factors, including, but not limited to:

•	the strength of the 474 Patent claims;

•	the validity of the 474 Patent;

•	persuasive evidence that the 474 Patent is being infringed by the alleged infringer;

•	the extent to which new legislation, regulations or rules implemented by the U.S. Congress, the USPTO, or the courts impact the patent enforcement process;

•	our compliance with statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of patent enforcement actions;

•	the findings and decisions of judges and juries; and

•	the length of time it takes to resolve an enforcement action.

In addition, our future success also depends upon the ability of our licensees to develop, introduce and deliver services that achieve and sustain market acceptance. We have little or no control over the sales efforts of our licensees, and our licensees might not be successful.

If the 474 Patent were determined to be invalid, or when the 474 Patent expires, our ability to generate revenue would be substantially reduced and our business would be materially adversely affected.

As of the date of this prospectus, we have a single material asset, namely the 474 Patent, from which we expect to generate substantially all of our revenue. If the 474 Patent were determined to be invalid, our ability to generate revenue would be substantially reduced and our business would be materially adversely affected. In addition, the 474 Patent will expire on January 31, 2016. At that time, the underlying technology will enter the public domain, our rights of exclusion will expire, and our ability to generate revenue from licensing arrangements with respect to the 474 patented technology will cease. If we fail to develop or acquire additional revenue sources, the invalidity or expiration of the 474 Patent will materially adversely affect us. See the risk factor under the caption “We may pursue strategic acquisitions, investments, strategic partnerships or other ventures, and our business could be materially harmed if we fail to successfully identify, complete and integrate such transactions” below.

We are a newly formed entity with a very limited operating history.

We are a newly formed company and, as such, have substantially no operating history. Currently we own one patent, the 474 Patent. We believe that our cash and cash equivalent balances, together with the net proceeds from our initial public offering, anticipated cash flow from operations and other external sources of available credit, will be sufficient to meet our cash requirements for the next 12 months, and for the foreseeable future. However, due to the nature of our licensing business and uncertainties regarding the amount and timing of the receipt of license fees from potential infringers, stemming primarily from uncertainties regarding the outcome of license negotiations, enforcement actions, rates of adoption of our patented technologies, the growth rates of our existing licensees, the likelihood that many licensing arrangements may result in a single payment rather than a series of recurring payments and other factors, our revenues may vary significantly from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to be below market expectations and adversely affect the market price of our common stock.

We will not retain any net revenues from the 474 Patent until five of our outstanding promissory notes have been repaid in full.

Five of our outstanding promissory notes, with an aggregate outstanding principal balance of $2,530,000, do not have stated maturity dates, and are required to be repaid from the net proceeds generated by the 474 Patent. Net proceeds are defined under the notes as the gross amounts received from our efforts to derive revenues under the 474 Patent, less the payment of attorneys’ fees, related expenses, including expert witness fees, and court costs incurred in connection with our monetizing efforts. Net proceeds derived from the 474 Patent will be directed into a third party trust account, from which the holders of these five promissory notes will be entitled to receive, before any such proceeds are retained by us, repayment of their respective notes, until such time as the notes have been repaid in full. Such payments will be made first to ICA Trust #2, to which we owe an aggregate of $1.5 million, until such time as our obligations to ICA Trust #2 have been repaid in full, and then to the remaining four noteholders pro rata in priority over any payments we collect, until such time as our obligations to these noteholders are repaid in full. We will not retain any net revenues derived from the 474 Patent until such time as our outstanding obligations to these five noteholders are satisfied in full. As of the date of this prospectus, the 474 Patent is our only asset from which we expect to generate substantially all of our revenue. Therefore, all net revenues we generate as a business in the near-term will be used to repay these five promissory notes, and, accordingly, we will be dependent on the success of this offering or on other financing-related activities we undertake to pay operating expenses and fund working capital until such time as these five notes are repaid in full. See the risk factor below under the caption “We may need additional capital to expand our operations.”

If we default under any of our outstanding borrowings, our financial position could be materially adversely affected.

As of September 30, 2010, our total debt was $30,309,490. In July 2010, in connection with our acquisition of the GEOTAG business from Ubixo Limited, we assumed a total of $29,868,000 of debt from Ubixo Limited. If we default under the obligations owing to these lenders, our lenders have the option to declare all outstanding borrowings immediately due and payable. In that event, we may not have sufficient resources to pay the outstanding amounts and would need to obtain additional financing, which may not be available on reasonable terms or at all. In addition, two of our lenders, Zasis LLC and Global Asset Fund Ltd., have a security interest in certain of our property, including the 474 Patent. If we default under the obligations owing to these lenders, they will be entitled to exercise the remedies available to a secured lender under applicable law and under the security agreements with them, including the right to take possession of the collateral securing the loans, to operate our business using the collateral, to sell, assign, lease or license the collateral, and to transfer our intellectual property (including the 474 Patent) into the name of the lenders, each in satisfaction of the secured obligations.

In addition, four of our outstanding promissory notes, with an aggregate outstanding principal balance of $1,030,000, do not have stated maturity dates, and are required to be repaid from the net proceeds generated by the 474 Patent after our obligations to ICA Trust #2 have been repaid in full. These four notes are silent in regard to the priority of such notes as they relate to one another. Company management has elected to repay them from the net proceeds generated by the 474 Patent on a pro rata basis until they are repaid in full. The Company intends to enter into a trust agreement with a third party trustee pursuant to which the trustee will be instructed to receive the net proceeds derived from the 474 Patent and distribute them to the holders of these notes and other parties. If the Company is unable to enter into such a trust agreement with a third party on terms reasonably acceptable to the Company and the noteholders or if a holder of one of or more of these notes objects to the pro rata repayment, such holder might attempt to declare a default under the terms of the note.

Moreover, several of the promissory notes and related security agreements with our lenders are governed by laws outside of the United States, and require proceedings regarding the interpretation or enforcement of the parties’ rights under these notes and agreements to be held in courts sitting in foreign jurisdictions. If we ever have a dispute with one of our lenders requiring adjudication by a court of law in a foreign jurisdiction, we would be required to retain local counsel familiar with such laws and travel to such jurisdiction for the proceedings. Such travel requirements could require significant time commitments from members of our management team, and result in a material disruption to our business.

Our indebtedness could also have the effect of, among other things, increasing our exposure to general adverse economic and industry conditions, limiting our flexibility in planning for, or reacting to, changes in our business and industry, and limiting our ability to borrow additional funds. Also, continuing to expand our operations, in addition to our debt service, requires a significant amount of cash, which depends to a large extent upon our ability to generate cash from operations. See the risk factors above under the captions “Our results of operations could fluctuate due to factors outside of our control,” and “We will not retain any net revenues from the 474 Patent until five of our outstanding promissory notes have been repaid in full,” respectively.

We may need additional capital to expand our operations.

Although we currently have no material long-term needs for capital expenditures, we may be required to make increased capital expenditures to fund any growth of operations, infrastructure, and personnel. We currently anticipate that our existing cash balances, together with the net proceeds from our initial public offering, existing credit facilities, and expected cash flows from operations, will be sufficient to meet our anticipated liquidity needs for working capital and capital expenditures over at least the next 12 months. In the future, however, we may seek additional capital through the issuance of debt or equity depending upon our results of operations, market conditions or unforeseen needs or opportunities. Our future liquidity and capital requirements will depend on numerous factors, including the following:

•	the pace of expansion of our operations;

•	our need to respond to competitive pressures; and

•	future acquisitions of complementary products, technologies or businesses.

If we require additional capital resources, we may seek to sell additional equity or debt securities. Debt financing must be repaid at maturity, regardless of whether or not we have sufficient cash resources available at that time to repay the debt and may contain covenants restricting the operations of our business. The sale of additional equity or convertible debt securities could result in additional dilution to existing stockholders. Any financing arrangements may not be available on terms acceptable to us, if at all.

If we fail to manage our anticipated growth and expansion effectively, we may not be able to successfully grow our business.

Our ability to successfully manage our licensing program and implement our business plan in a rapidly evolving market requires an effective planning and management process. Our anticipated growth in future operations will place a significant strain on our management systems and resources.

Our results of operations could fluctuate due to factors outside of our control.

Our operating results could fluctuate significantly. We could continue to experience fluctuations due to factors that may or may not be within our control. Such factors include, but are not limited to, the following:

•	fluctuating demand for our patented technology;

•	fluctuations in the timing of our patent enforcement activity associated with ongoing licensing and settlement programs;

•	changes in economic conditions;

•	changes in our licensees’ business and results of operations;

•	changes in our marketing efforts;

•	the amount and timing of expenditures for expansion of our operations, including the hiring of new employees, capital expenditures, and related costs;

•	technical difficulties or failures affecting the internet generally; and

•	the fixed nature of a significant amount of our operating expenses.

Our settlement agreement with Cityhub.com will decrease the net proceeds we retain under the 474 Patent and may have the effect of discouraging a takeover of our business.

In April 2010, Ubixo and Cityhub.com, Inc. settled pending litigation between them regarding title to the 474 Patent. Under the settlement agreement, Cityhub.com is entitled to receive, for so long as we generate revenues under the 474 Patent, one-sixth of net proceeds we (as the purchaser of the 474 Patent from Ubixo) generate under the 474 Patent. These payments will decrease the net proceeds we retain under the 474 Patent, decrease the speed at which we may be able to repay indebtedness that is required to be repaid from the net proceeds generated by the 474 Patent, and may discourage a takeover of our company.

We may pursue strategic acquisitions, investments, strategic partnerships or other ventures, and our business could be materially harmed if we fail to successfully identify, complete and integrate such transactions.

To the extent that we are able to improve our financial position and capital resources, we intend to evaluate acquisition opportunities and opportunities to make investments in complementary businesses, technologies, services or products, or to enter into strategic partnerships with parties who can provide access to those assets, additional product or services offerings or additional industry expertise. We currently have no commitments to make any material investments or acquisitions, or to enter into strategic partnerships. We may not identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on commercially favorable terms, or at all.

Integration of acquired companies may result in problems related to integration of technology and inexperienced management teams. In addition, the key personnel of the acquired company may decide not to work for us. We may not successfully integrate any operations, personnel or products that we may acquire in the future. If we fail to successfully integrate such transactions, our business could be materially harmed.

Our business may suffer if we are not able to hire and retain sufficient qualified personnel or if we lose our key personnel.

Our future success depends partly on the continued contribution of our key executives. In particular, we currently rely heavily on John Veenstra and Antony Norris, our chief executive officer, and president and chief financial officer, respectively. We currently do not have employment agreements with any of our key executive officers. We do not have key man life insurance on any of our key executive officers and do not currently intend to obtain such insurance. The loss of the services of any of our senior level management, or other key employees, could harm our business.

Recruiting and retaining skilled personnel may be difficult. If we fail to hire and retain qualified employees, we may not be able to maintain or expand our business.

Regulation of the internet may adversely affect our business.

Due to the increasing popularity and use of the internet and online services such as online yellow pages, federal, state, local, and foreign governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the internet and other online services. These laws and regulations may affect issues such as user privacy, pricing, content, taxation, copyrights, distribution, and quality of products and services. The laws governing the internet remain largely unsettled, even in areas where legislation has been enacted. It may take years to determine whether and how existing laws, such as those governing intellectual property, privacy, libel, and taxation, apply to the internet and internet advertising and directory services. In addition, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the internet. Any new legislation could hinder the growth in use of the internet generally or in our industry and could impose additional burdens on companies conducting business online, which could, in turn, decrease the demand for our patented technology and therefore the need to license it from us, increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our prospective licensees’ technical systems could be vulnerable to online security risks, service interruptions or damage to our systems.

Our systems and operations, or the systems of our prospective licensees, may be vulnerable to damage or interruption from fire, floods, power loss, telecommunications failures, break-ins, sabotage, computer viruses, penetration of networks by unauthorized computer users or “hackers,” natural disaster, and similar events. Preventing, alleviating, or eliminating computer viruses and other service-related or security problems may require interruptions, delays or cessation of service. Our prospective licensees may need to expend significant resources protecting against the threat of security breaches or alleviating potential or actual service interruptions, though they may not do so. The occurrence of such unanticipated problems or security breaches could cause material interruptions or delays in our licensees’ businesses, loss of data, or misappropriation of proprietary information, or could render our licensees unable to provide services to their customers for an indeterminate length of time. The occurrence of any or all of these events to our licensees could materially and adversely affect our business, prospects, financial condition, and results of operations.

The recent financial crisis and current uncertainty in global economic conditions could negatively affect our prospective licensees’ businesses, results of operations, and financial condition, thereby also impairing our business, results of operations, and financial condition.

Our revenue-generating opportunities depend on the use of our patented technology by prospective licensees, the overall demand for the products and services of such licensees, and on the overall economic and financial health of such licensees. The recent financial crisis affecting the banking system and financial markets and the current uncertainty in global economic conditions have resulted in a tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in the credit, equity and fixed income markets. If the current worldwide economic downturn continues, many of our prospective licensees’ customers, which may rely on credit financing, may delay or reduce their purchases of our licensees’ products and services. In addition, the use or adoption of our patented technology is often based on current and forecasted demand for our licensees’ products and services in the marketplace and may require companies to make significant initial commitments of capital and other resources. If the negative conditions in the global credit markets delay or prevent our prospective licensees’ and their customers’ access to credit, overall consumer spending on the products and services of our licensees may decrease and the adoption or use of our patented technologies may slow, respectively. Further, if the markets in which our licensees participate experience further economic downturns, as well as a slow recovery period, this could negatively impact our licensees’ long-term sales and revenue generation, margins and operating expenses, which could impact the magnitude of revenues generated or projected to be generated by our licensees, which could have a material impact on our business, license fee generating opportunities, operating results and financial condition.

We may incur impairment charges on our significant patent-related intangible assets.

We have significant patent-related intangible assets recorded on our balance sheet. We will continue to evaluate the recoverability of the carrying amount of our patent-related intangible assets on an ongoing basis, and we may incur substantial impairment charges, which would adversely affect our financial results. There can be no assurance that the outcome of such reviews in the future will not result in substantial impairment charges. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact our assumptions as to prices, costs, holding periods or other factors that may result in changes in our estimates of future cash flows. Although we believe the assumptions we used in testing for impairment are reasonable, significant changes in any one of our assumptions could produce a significantly different result.

Any changes in our outside legal counsel, or the contingency-fee arrangement accepted by it, could adversely affect our business.

We have retained the services of certain law firms, which we refer to from time to time in this prospectus as our Licensing and Enforcement Counsel, to develop, operate and prosecute our patent infringement licensing and enforcement strategy for the 474 Patent. Our Licensing and Enforcement Counsel have agreed to receive fees on a contingency basis, meaning we will pay them a success fee only if and when cases are settled successfully and payments are made under the licensing agreements executed as part of the settled cases. If our Licensing and Enforcement Counsel ever stop rendering us the services for which we have hired them, for whatever reason, then we would be forced to retain new legal counsel. New legal counsel would not have the same level of case knowledge or familiarity with our strategies as the existing Licensing and Enforcement Counsel, which could cause delays in the operation and prosecution of our business plan, and adversely affect our business. In addition, any changes to our contingency-fee arrangements with legal counsel could force us to re-engage them on a more traditional hourly fee basis, which could result in more near-term cash outlays and have a material impact on our operating results and financial condition.

Disputed legal fees with former Licensing and Enforcement Counsel could adversely affect future revenues.

The Company is in discussions with former Licensing and Enforcement Counsel concerning the nature of services rendered to the Company and any fees to which such Counsel may be entitled in connection with such services. If it is ultimately agreed or otherwise determined that such counsel is entitled to any fees, it is anticipated that the Company will pay them out of future licensing and settlement arrangements with unauthorized users of our patented technology. The Company does not believe that any such fees that may be payable to such counsel would be material, however if it is ultimately agreed or otherwise determined that such counsel was entitled to an amount of fees greater than anticipated by the Company, the payment of such fees could have an adverse effect on future revenue of the Company.

Attempting to comply with public company requirements will increase our costs and require additional management resources, and we still may fail to comply.

We were formed as a private company. Laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and the rules related to corporate governance and other matters subsequently adopted by the Securities and Exchange Commission, or SEC, and Nasdaq, will result in increased administrative, legal and accounting costs to us. The impact of these events and heightened corporate governance standards could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. If we fail to comply with these requirements, the trading market for our securities may be negatively impacted and the trading price for our stock may decrease.

RISKS RELATED TO PATENT INDUSTRY

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

Our reliance on licensing for our income means that we will be spending a significant amount of resources to license and enforce the 474 Patent we own. If new legislation, regulations or rules are implemented either by Congress, the USPTO, or the courts that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

In connection with patent enforcement, a court may rule that we have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us to certain material liabilities.

In connection with any patent enforcement actions, it is possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or award attorneys’ fees and/or expenses to a defendant, which could be material, and if we are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and our financial position.

We may need to appeal adverse decisions by lower courts in order to successfully enforce our patent.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. Appeals, if necessary, are expensive and time consuming, resulting in increased costs and delayed revenue. Although we will diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts, and whether appeals will be necessary.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO, if at all.

In the future we may acquire pending patent applications or acquire rights to new inventions on which we file patent applications. We have identified a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in recognizing revenue from these technologies and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market. In addition, filing a patent application in no way guarantees that the USPTO will issue the patent in a timely manner, or at all, depending on a number of factors including whether the invention is useful, new and non-obvious.

Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Our patent enforcement actions are, and will be, almost exclusively prosecuted in federal court. Federal trial courts that hear our patent enforcement actions also hear criminal cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there are increasing numbers of civil lawsuits and criminal proceedings before federal judges, and as a result, we believe that the risk of delays in our patent enforcement actions will have a greater affect on our business in the future unless this trend changes.

Patented technologies face uncertain market value.

In the future, we may acquire patents and technologies that are at early stages of adoption in the commercial and consumer markets. Demand for some of these technologies is untested and is subject to fluctuation based upon the rate at which our licensees will adopt our technologies in their products and services.

As patent enforcement litigation becomes more prevalent, it may become more difficult for us to voluntarily license our patent.

We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our 474 Patent. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This may increase the risks associated with an investment in our company.

The foregoing outside influences may affect other risk factors described in this prospectus.

Any one of the foregoing outside influences may require us to seek additional financing to meet the challenges presented or to compensate for a loss in revenue, and we may not be able to obtain the needed financing. See the heading “We may need additional capital to expand our operations” above.

RISKS RELATED TO OUR SECURITIES AND THE PRIMARY AND SECONDARY OFFERINGS

Stock prices of technology companies have declined precipitously at times in the past and the trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock could experience losses in response to factors including, without limitation, the following, many of which are beyond our control:

•	decreased demand in the internet services sector;

•	variations in our operating results;

•	announcements of technological innovations or new services by us or our competitors;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	our failure to meet analysts’ expectations;

•	our failure to meet Nasdaq continued listing requirement which could lead to our common stock being delisted;

•	changes in operating and stock price performance of other technology companies similar to us;

•	conditions or trends in the technology industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations that are unrelated to the operating performance of companies with securities trading in those markets. These fluctuations, as well as political events, terrorist attacks, threatened or actual war, and general economic conditions unrelated to our performance, may adversely affect the price of our common stock. In the past, securities holders of other companies often have initiated securities class action litigation against those companies following periods of volatility in the market price of those companies’ securities. If the market price of our stock fluctuates and our stockholders initiate this type of litigation, we could incur substantial costs and experience a diversion of our management’s attention and resources, regardless of the outcome. This could materially and adversely affect our business, prospects, financial condition, and results of operations.

New investors in our common stock will experience immediate and substantial dilution after our initial public offering.

The initial public offering price of our common stock is substantially higher than the book value per share of our common stock. Purchasers of shares of our common stock in our initial public offering will incur immediate dilution of $6.47 in net tangible book value per share of common stock, based on an initial public offering price of $6.25 per share. Following our initial public offering, purchasers in this offering will have contributed 98.3% of a total cash consideration paid by stockholders to us for the purchase of shares of our common stock. See “Dilution” elsewhere in this prospectus.

A sale of a substantial number of shares of our common stock, including pursuant to the Resale Prospectus, may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market after our initial public offering, the market price of our common stock could decline. Based on shares outstanding as of September 30, 2010, we will have outstanding a total of 135,648,243 shares of our common stock upon the completion of our initial public offering (not including the shares issuable upon exercise of the underwriter’s option). Of these shares, an aggregate of 21,163,126 will be freely and immediately tradable, without restriction, in the public market. Such shares include the 250,000 shares offered pursuant to this prospectus and the 20,913,126 shares offered for resale pursuant to the Resale Prospectus. Further, none of our stockholders are subject to lock-up agreements. Thus, under SEC Rule 144, beginning 90 days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our common stock that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Assuming the availability of current public information, this means that beginning 90 days after the date of this prospectus, there will be an aggregate of 103,048,243 shares of our common stock eligible for sale and not subject to volume limitations (comprised of the 250,000 shares offered pursuant to this prospectus, the 20,913,126 shares offered under the Resale Prospectus, and the additional 81,885,117 shares eligible for sale beginning 90 days after the date of this prospectus). An additional 32,600,000 shares of our common stock held by affiliates will also be available for sale beginning 90 days after the date of this prospectus, subject to volume limitations under Rule 144 under the Securities Act. See the section of this prospectus entitled “Shares Eligible for Future Sale” for additional information.

If the above-described additional shares are sold, or if it is perceived they will be sold, the trading price of our common stock could decline. See also the risk factor below under the caption, “If our current stockholders sell their shares for less than the public offering price of $6.25 per share, the trading price of our stock could decline.”

If our current stockholders sell their shares for less than the public offering price of $6.25 per share, the trading price of our stock could decline.

On July 12, 2010, we were spun off from Ubixo as a stand-alone, independent operating entity. In connection with the spin-off, Ubixo transferred the GEOTAG business, including the 474 Patent and GEOTAG trademark, to us in exchange for our assumption of certain Ubixo indebtedness and 132,756,448 shares of our common stock, which Ubixo subsequently distributed pro-rata to the shareholders of Ubixo as a dividend. Since there is currently no public market established for our securities, the selling stockholders will sell at a fixed price equal to $6.25 per share. However, once our shares of common stock are approved for listing on the Nasdaq Global Market, the selling stockholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Global Market at the time of offer and sale, or at prices related to such prevailing market prices, in negotiated transactions or in a combination of such methods of sale directly or through brokers. As a result, our current stockholders, including those whose shares are registered for resale pursuant to the Resale Prospectus, may be willing to sell their shares at a price less than the public offering price of $6.25 per share, which would still allow them to realize a profit on their sale. Sales of our stock for less than the public offering price of $6.25 per share could have the effect of reducing the trading price of our stock, resulting in losses to investors in our initial public offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business and we do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments and other factors our board of directors deems relevant. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

We have broad discretion in the use of proceeds from our initial public offering for working capital.

The net proceeds of our initial public offering will be allocated to the repayment of indebtedness and working capital. Other than repayment of principal and interest outstanding on our line of credit, our management will have broad discretion over the use and investment of the net proceeds of our initial public offering within those categories, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning management’s specific intentions. See “Use of Proceeds” elsewhere in this Primary Offering Prospectus.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that could discourage a takeover.

Anti-takeover provisions of our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and effect changes in control. The provisions of our charter documents include those set forth in the section of this prospectus entitled “Description of Capital Stock—Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws.”

In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control. See the section entitled “Description of Capital Stock—Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws” in this prospectus.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our stock adversely or if our operating results do not meet their expectations, our stock price and trading volume could decline.

The trading market for our stock could be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact, contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.

We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we predict the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

The factors that could cause actual results to differ include, but are not limited to, those risks that are outlined under the “Risk Factors” section beginning on page 7 of this prospectus.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and price of our securities. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

Based upon the initial public offering price of $6.25, we estimate that the net proceeds to us from the sale of 250,000 shares of common stock that we are selling in this offering will be approximately $950,056, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, we estimate that our net proceeds would increase to approximately $1,168,025.

We expect to use the net proceeds from this offering for the following purposes:

ESTIMATED USES OF NET PROCEEDS

	Assuming no exercise of the underwriter’s over-allotment option	Assuming exercise of the underwriter’s over-allotment option
Repayment of principal amounts of indebtedness (1)	$100,000	$100,000
Repayment of accrued interest on indebtedness (2)	271	271
Payment for legal services associated with our licensing and enforcement activities	500,000	500,000
Working capital	349,785	567,754

(1)	Includes repayment of the following outstanding indebtedness:

Lender	Principal Indebtedness Outstanding as of September 30, 2010	Interest Rate	Maturity Date
Pennin Investors Limited	100,000	5.0% per annum payable at the maturity date	December 31, 2011 or completed IPO, whichever date is earlier.

(2)	Represents the amount of interest estimated to accrue up through the date of repayment of the principal amounts of indebtedness listed in footnote 1 immediately above.

DIVIDEND POLICY

To date, we have never paid or declared any cash dividends on our common stock. We currently intend to retain any future earnings to finance the operation and development of our business and we do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on a number of factors, including, but not limited to, our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, and other factors our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2010 on:

•	an actual basis; and

•

a pro forma as-adjusted basis to give effect to the sale of 250,000 shares of common stock in this offering at the initial public offering price of $6.25 per share (after deducting estimated underwriting discounts and commissions and estimated offering costs payable by us) and the application of the net proceeds of this offering as described under “Use of Proceeds.”

This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.

The information in the table assumes no exercise of the underwriter’s warrants issued in connection with this offering.

	As of September 30, 2010
	Actual	As Adjusted (1)
Cash and cash equivalents	$66,045	$915,830

Debt:
Line of credit	$100,271	$—
Accounts payable and accrued expenses	42,292	42,292
Notes payable and accrued interest	30,166,927	30,166,927

Total debt	30,309,490	30,209,219

Stockholders’ equity:
Common Stock, $0.01 par value; 200,000,000 shares authorized, 135,398,243 shares issued and outstanding, actual, and 200,000,000 shares authorized, 135,648,243 shares issued and outstanding, as adjusted	$1,353,982	$1,356,482
Additional paid-in capital	64,286,535	65,234,091
Accumulated deficit	(4,196,101)	(4,196,101)

Total stockholders’ equity:	61,444,416	62,394,472

Total capitalization:	$91,753,906	$92,603,691

(1)	The as adjusted column gives effect to the sale of 250,000 shares of our common stock in this offering based on an initial public offering price of $6.25 per share, after deducting estimated underwriting discounts and commissions and offering costs payable by us and the application of a portion of the net proceeds of this offering to repay the outstanding principal and interest on our line of credit as described under “Use of Proceeds.”

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share paid by investors in this offering and the pro forma net tangible book value per share of common stock immediately after the offering. This calculation does not reflect any dilution associated with the sale and exercise of the underwriter’s warrants.

Our historical net tangible book value as of September 30, 2010 was ($30,177,052), or ($0.22) per share of common stock, based on 135,398,243 shares of common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of 250,000 shares of common stock we are offering pursuant to this prospectus, based on an initial public offering price of $6.25 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2010 would have been approximately $(29,226,996), or $(0.22) per share. This represents no change in net tangible book value per share to our existing stockholders and an immediate dilution to new investors in this offering of $6.47 per share. The following table illustrates this per share dilution in net tangible book value to new investors:

Initial offering price per share		$6.25
Historical net tangible book value per share as of September 30, 2010	$(0.22)
Pro forma increase in net tangible book value per share attributable to investors in this offering	0.00

Pro forma net tangible book value per share after this offering		(0.22)

Dilution per share to new investors		$6.47

If the underwriter exercises its over-allotment option in full in this offering, the pro forma net tangible book value would be $(0.21) per share, the increase in pro forma net tangible book value per share to existing stockholders would be $0.01 and the dilution per share to new investors would be $6.46 per share, in each case based on an initial public offering price of $6.25 per share.

The following table summarizes, as of September 30, 2010, on a pro forma as adjusted basis, the total number of shares of common stock purchased from us, the aggregate cash consideration paid to us and the average price per share paid by existing stockholders and by new investors in this offering before deducting estimated offering expenses. The calculation below is based on an initial offering price of $6.25 per share, before deducting underwriting discounts and commissions and estimated offering expenses:

	Shares Purchased		Total Consideration		Weighted Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	135,398,243	99.8%	$26,418	1.7%	$0.00
New investors	250,000	0.2	1,562,500	98.3	6.25
Total	135,648,243	100%	1,588,918	100%	0.01

If the over-allotment option is exercised in full, the number of shares of common stock held by existing stockholders will be approximately 99.8% of the total number of shares of common stock outstanding after this offering, and the number of shares of common stock held by new investors will be 287,500, or approximately 0.2% of the total number of shares of common stock outstanding after this offering, assuming no exercise of outstanding options or warrants.

SELECTED FINANCIAL DATA

The following table summarizes our selected financial data. We have derived our statements of operations data for the three months ended September 30, 2010, and our balance sheet data as of September 30, 2010, from our audited financial statements appearing elsewhere in this prospectus. Our audited financial information is prepared and presented in accordance with U.S. GAAP. Results for the three months ended September 30, 2010 are not necessarily indicative of the results of operations that may be expected for the full year. Our selected financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

During the period from inception, July 1, 2010, through September 30, 2010
Statement of Operations Data:
Revenues	$—
Cost of goods sold	—

Gross margin	—

Operating expenses:
Selling, general and administrative	136,272
Amortization expense	3,760,758

Total operating expenses	3,897,030

Loss from operations	(3,897,030)

Interest expense	(299,071)

Loss before provision for income taxes	(4,196,101)

Provision for income taxes	—

Net loss	$(4,196,101)

Basic and diluted net loss per common share	$(0.04)

Weighted average common shares outstanding	119,525,000

	As of September 30, 2010
	Actual	As Adjusted(1)
Balance Sheet Data:
Cash and cash equivalents	$66,045	$915,830
Patent, net	91,621,468	91,621,468
Total assets	$91,753,906	$92,603,691

Current liabilities	$142,563	$42,292
Notes payable and accrued interest	30,166,927	30,166,927
Total liabilities	$30,309,490	$30,209,219

Total stockholders’ equity	$61,444,416	$62,394,472
Total liabilities and stockholders’ equity	$91,753,906	$92,603,691

(1)	The as adjusted column gives effect to the sale of 250,000 shares of our common stock in this offering based on an initial public offering price of $6.25 per share, after deducting estimated underwriting discounts and commissions and offering costs payable by us and the application of a portion of the net proceeds of this offering to repay the outstanding principal and interest on our line of credit as described under “Use of Proceeds.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes to our financial statements included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a geo-location technology provider. Our technology is based on fundamental technology described in U.S. Patent Number 5,930,474, which we own and refer to as the 474 Patent, entitled “Internet Organizer for Accessing Geographically and Topically Based Information.” This technology is a spatial information management technology that makes possible a range of location-enabled online applications, and can be used by third-party, location-based applications and geography-reliant systems and infrastructures. Companies providing these online applications will be able to license the GEOTAG Technology from us in order to interactively and dynamically retrieve data from a database and associate retrieved data with a location. GEOTAG Technology, in brief, makes effective and efficient online geographic differentiation possible.

We believe that geographic information is pervasive in today’s information-centric environment and that the prevalence of business systems designed to exploit geography suggests the importance of spatial information management. The determination of location is, in our opinion, a fundamental requirement in many online activities, and is an increasingly attractive feature for a variety of recreational and business applications and is a common dimension of almost all business information and an important element for many business decisions. Integrating location into applications enables organizations to make better decisions, respond to customers more effectively, and reduce costs. For consumers, geographically served information is more useful, easier to access and timelier to act on. We believe that the more targeted data and information is the more relevant it is, and, in turn, it can be used more efficiently and cost effectively than broadly organized data and information.

By virtue of our ownership of the 474 Patent, we consider ourselves an early entrant and leader in the development and commercialization of location-based technology. Third-party providers will be able to use our GEOTAG Technology to develop their systems and offer their products pursuant to non-exclusive license agreements with us.

While the focus of our patent enforcement and licensing strategy is currently on certain companies operating in the online yellow pages industry and certain companies whose websites contain a geography specific locator function, we expect that, with location-based information management capabilities commercially viable in a wide range of products and services, the market for our technology will expand into new industries. Our goal is to take advantage of what we see as a trend towards geographically relevant information management and to expand our product line into many of these potentially high-growth markets. Our objective is to be a leader in location-based services and information technology by actively developing and promoting license relationships in geo-location information technology market verticals.

We believe these are opportunities for generating revenues from our negotiation of license and settlement arrangements with unauthorized users of our technology.

The GEOTAG business, including the 474 Patent and the GEOTAG trademark, was purchased by Ubixo Limited (formerly known as M2 Global Ltd.), an Antigua company and leading provider of software for electronic payment, in February 2009. On July 1, 2010, we were formed as a British Virgin Islands subsidiary of Ubixo. Ubixo spun us off as a stand-alone operating company on July 12, 2010, and we re-incorporated as a Delaware company on July 16, 2010.

Outlook and Plan of Operation for Our Business

We began generating nominal revenues from the granting of licenses for the use of the GEOTAG Technology in the fourth quarter of 2010. We expect that as we continue to pursue our patent enforcement and licensing strategy, we will begin generating more substantial revenues as early as the first quarter of 2011.

We filed a complaint in July 2010 in the United States District Court for the Eastern District of Texas, Marshall Division, naming the first defendants in the online yellow pages industry that we believe are infringing on the GEOTAG Technology. The previous owners of the 474 Patent prior to Ubixo filed a similar complaint in 2008 in the Marshall Division against Idearc Media Services-West Inc. Idearc, since renamed SuperMedia LLC, operates a number of online directory websites including Superpages.com. The previous owners of the 474 Patent and Idearc settled their case in December 2008 and Idearc is now a licensee of the 474 Patent technology. The license granted to Idearc is a non-exclusive, irrevocable, fully-paid up and non-sublicensable license in the designated field. By virtue of several assignments of the settlement agreement, the last being made by Ubixo to us in connection with our spin-off from Ubixo, we have assumed this settlement agreement in its entirety. However, because the license is fully paid-up, we do not and will not receive any license fees from SuperMedia LLC.

In addition, in December 2010, we filed complaints in the United States District Court for the Eastern District of Texas, Marshall Division, naming certain defendants whose websites contain geography-specific locator functions that we believe are infringing on our GEOTAG Technology.

Over the next twelve months, we expect to continue pursuing patent licensing arrangements with unauthorized users of our patented technology in the online yellow pages industry and unauthorized users with locator functions on their websites, either through willing licensing negotiations without the filing of patent infringement litigation, or through the negotiation of license and settlement arrangements in connection with the filing of patent infringement litigation. Much of the work involved in performing this activity will be performed by our Licensing and Enforcement Counsel, as described further below.

In addition, we will continue researching and analyzing new industries, businesses and website functions that may require a license to our patented technology. While we expect that we will be able to adequately perform these research and analysis functions with our existing personnel, the assistance of additional research personnel will help us perform these functions more comprehensively and expeditiously. Therefore, we expect to pursue the recruitment of qualified personnel to join our research and analysis team over the next twelve months. If we are successful in our attempt to recruit and hire additional research and analysis staff, we believe that we will be able to identify potential licensees earlier and therefore receive licensing and settlement fees more quickly.

We have retained the services of several law firms to develop, operate and prosecute our patent licensing and enforcement strategy for the 474 Patent. These law firms will receive fees on a contingency basis, meaning we will pay them a success fee only if and when cases are settled successfully. Payments to these firms will be made under the licensing agreements executed as part of the settled cases. We believe our profit margin should increase as we increase the number of licensees under the 474 Patent, as most of our costs are fixed. The nature of the business is such that a majority of our costs will be the contingent lawyers’ fees and various related out-of-pocket legal expenses. Our ability to increase the revenue will also depend, in part, on our ability to negotiate, in those instances when we are required to litigate a 474 Patent license, successful settlements in an expeditious manner.

We anticipate that our operating overhead will be relatively low, with most of the cost of our 474 Patent-licensing program being borne by our contingency lawyers. Enforcing patent rights can be a very expensive undertaking particularly when suing the first defendant or defendants. In our case, the first 474 Patent infringement lawsuit has already been settled. Accordingly, we may be able to reuse certain aspects of the case work, including technical and damages analysis that went into the first lawsuit. We also anticipate that the effort and cost that went into construing claims with the Idearc case will significantly reduce the cost of construing claims in future enforcement actions. The fact that the 474 Patent has already been through a so-called “Markman” hearing in the Eastern District is a particularly significant milestone. A Markman hearing, also called a “claims construction hearing,” is a pre-trial hearing during which a judge examines evidence from all parties on the appropriate meanings of relevant key words used in a patent claim. This is important because a court determines patent infringement cases by the interpretation of claims. In our opinion, we received a Markman ruling from the court that supports our position and enhances our licensing strategy.

We do not require a large amount of cash to fund our current operations. We expect that our two largest categories of expenses will be legal fees for our Licensing and Enforcement Counsel and interest expense on our debt. The legal fees for our Licensing and Enforcement Counsel are contingent on receipt of licensing fees. We have prepaid through to the end of the first quarter of 2011 what our lawyers believe will be their out-of-pocket expenses for the 474 Patent infringement licensing and enforcement program. Of the net proceeds we expect to receive from our initial public offering, we intend to repay the outstanding principal balance on our line of credit and related accrued interest. See “Use of Proceeds” elsewhere in this prospectus. Following the repayment of such indebtedness, we expect our interest expense on remaining interest-bearing indebtedness to be approximately $1,363,000 per annum. The principal and accrued interest on such remaining indebtedness is not payable until maturity as set forth under “Liquidity and Capital Resources.” Our third largest category of expenses is expected to be associated with this public offering, with the majority of such expenses expected to be paid off at the closing of the offering.

In April 2010, Ubixo and Cityhub.com, Inc. settled pending litigation between them regarding title to the 474 Patent. Under the settlement agreement, Cityhub.com assigned all rights, title and interest it claimed to have in the 474 Patent to Ubixo, in exchange for which Cityhub.com is entitled to one-sixth of net proceeds we (as the purchaser of the 474 Patent from Ubixo) generate under the 474 Patent, the first $1,500,000 of which was paid with borrowed funds. See “—Liquidity and Capital Resources—Debt Position” below. We are not required to make additional payments to Cityhub.com until the net proceeds generated by the 474 Patent exceed $9 million. Pursuant to the terms of the settlement agreement, net proceeds derived from the 474 Patent will be directed into a third party trust account. The Company intends to enter into a trust agreement with the trustee pursuant to which the trustee will, for so long as we generate revenues under the 474 Patent, distribute to Cityhub.com one-sixth of the net proceeds we generate under the 474 Patent in excess of $9 million. Net proceeds are defined under the settlement agreement as the gross amounts received from our efforts to generate revenues under the 474 Patent, less the payment of attorneys’ fees, related expenses, including expert witness fees, and court costs incurred in connection with our monetizing efforts.

Five of our outstanding promissory notes, with an aggregate outstanding principal balance of $2,530,000, do not have stated maturity dates, and are required to be repaid from the net proceeds generated by the 474 Patent. Net proceeds are defined under the notes as the gross amounts received from our efforts to generate revenues under the 474 Patent, less the payment of attorneys’ fees, related expenses, including expert witness fees, and court costs incurred in connection with our monetizing efforts. As described above, net proceeds derived from the 474 Patent will be directed into the third party trust account. Pursuant to the trust agreement that the Company intends to enter into with the trustee, the trustee will, until the notes are repaid in full, pay to the note holders all of the net proceeds generated by the 474 Patent.

Thus, the disbursement from the third party trust account of net proceeds derived under the 474 Patent will be made in the following priorities: First, we will direct the net proceeds to be paid from the trust to ICA Trust #2, to which we owe an aggregate of $1.5 million, until such time as our obligations to ICA Trust #2 have been repaid in full. Once our obligations to ICA Trust #2 have been repaid in full, we will direct the net proceeds in the trust to be paid to the other four noteholders, pro rata until such time as our obligations to these note holders, to which we owe an aggregate of $1,030,000, are repaid in full. We will not retain any net proceeds derived from the 474 Patent until such time as our outstanding obligations to these five noteholders are satisfied in full. See the risk factor in the “Risk Factors” section of this prospectus under the caption, “We will not retain any net revenues from the 474 Patent until five of our outstanding promissory notes have been repaid in full.” After all outstanding obligations to the five noteholders have been satisfied, we will retain all net proceeds paid by the trust until our net proceeds generated by the 474 Patent exceed $9 million, after which time the trust shall direct five-sixths of the net proceeds generated by the 474 Patent to us and shall direct the remaining one-sixth of such net proceeds to Cityhub.com.

Our revenue, profitability and future growth depend on the ability of our Licensing and Enforcement Counsel to bring resolution to ongoing active cases and any cases that arise in the future. In turn, this will affect how quickly we can retire our obligations under the five promissory notes that are required to be repaid from the net proceeds generated by the 474 Patent. Until such time as these notes are repaid in full, we will not retain any of the net proceeds generated under the 474 Patent. Consequently, we will be required to finance our operations through proceeds obtained in our initial public offering, as well as any other sales of our debt or equity securities in the future, if and to the extent required. If we fail to obtain additional funding in the future when needed, we may not be able to execute on our business plan and our business may suffer. See “Risk Factors” for a more detailed discussion of these and other risks. See also “Use of Proceeds” elsewhere in this prospectus.

Financial Operations

Revenues

We will generate revenue by successfully settling our patent infringement cases, and by entering into licensing arrangements with respect to our 474 Patent. Revenues may fluctuate from period to period based on the timing of our patent enforcement activity associated with ongoing licensing and settlement programs. The 474 Patent is currently our only issued patent, and thus our only source of revenues for the immediate future. We have generated nominal revenues to date, though we expect to begin generating more substantial revenues during the first quarter of 2011. Cityhub.com is entitled to one-sixth of net revenue we generate under the 474 Patent, the first $1,500,000 of which was pre-paid with borrowed funds.

Operating Expenses

Our operating expenses primarily consist of the contingency fees and out-of-pocket expenses payable to our Licensing and Enforcement Counsel for our licensing and enforcement program. Licensing and litigation expenses may fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. As substantially all of the legal costs we incur are payable only when cases are settled successfully, we expect operating expenses to be relatively higher in such periods.

General and Administrative

General and administrative expenses primarily consist of salaries and other costs of employment of our executive, finance and administration staff. We expect that our general and administrative expenses will increase in absolute dollars in connection with our transition to and operation as a public company, but decrease as a percentage of revenue, to the extent that we expand our operations.

Amortization Expense

We expect the 474 Patent to expire in January 2016, and accordingly, we are amortizing the 474 Patent on a straight-line basis through January 2016. Annual amortization expenses are expected to be approximately $17 million.

Interest and Other Income (Expense)

Interest and other income (expense) primarily consists of interest expense payable on our long-term debt. As of September 30, 2010, our total outstanding debt requiring cash interest payments was approximately $26.5 million. For the period from inception, July 1, 2010, through September 30, 2010, our total interest expense was approximately $300,000. Of the net proceeds we expect to receive from our initial public offering, we intend to repay the outstanding principal balance on our line of credit and related accrued interest. See “Use of Proceeds” elsewhere in this prospectus. Following the repayment of such indebtedness, we expect our interest expense to be approximately $1,363,000 per annum. Related interest payments are due upon maturity of the outstanding debt as set forth below.

Results of Operations

We were newly formed as a company on July 1, 2010, and thus have no basis on which to discuss period-to-period comparisons of our financial operations. Total assets at September 30, 2010 were $91,753,906. We had a net loss of $4,196,101 for the three months ended September 30, 2010 of which $3,760,758 related to amortization expense associated with the 474 Patent over its expected economic life.

Liquidity and Capital Resources

General

Since our formation on July 1, 2010, we have generated nominal revenues cash from operations. To date, we have been funded primarily from the issuance of equity and debt securities.

Cash, Cash Equivalents and Investments

As of September 30, 2010, we had approximately $66,045 in cash and cash equivalents and negative working capital of $10,125. Since our formation, we have received gross proceeds of approximately $26,418 from sales of our common stock.

Debt Position

As of September 30, 2010, our total debt was $30,309,490. In July 2010, in connection with our acquisition of the GEOTAG business from Ubixo, we assumed a total of $29,868,128 of debt from Ubixo. The table set forth immediately below details our debt outstanding as of September 30, 2010. Unless otherwise indicated, all indebtedness detailed in the table below and the accompanying footnotes was assumed by us from Ubixo in connection with our spin-off from Ubixo.

Lender	Principal Amount	Interest Rate	Maturity Date
European Securities Limited (1)	$25.0 million	5.0% per annum from January 1, 2010 until maturity	December 31, 2015

Zasis LLC (2)	$300,000	5.0% per annum payable at the maturity date	December 31, 2011

Zasis LLC (3)	$300,000	6.0% per annum payable at the maturity date	December 31, 2011

Global Asset Fund Ltd. (4)	$338,000	6.0% per annum payable at the maturity date	December 31, 2011

ICA Trust #2 (5)	$1,500,000	See footnote (5)	See footnote (5)

Allied Provident Insurance Inc. (6)	$130,000	See footnote (6)	See footnote (6)

Global Asset Fund Ltd. (7)	$100,000	See footnote (7)	See footnote (7)

MKL Consulting Ltd. (8)	$400,000	See footnote (8)	See footnote (8)

MKL Consulting Ltd. (9)	$400,000	None	See footnote (9)

Global Asset Fund Ltd. (10)	$500,000	12% per annum	December 31, 2011

Pennin Investors Limited (11)	$100,271	5.0% per annum payable at the maturity date	December 31, 2011 or completed IPO, whichever date is earlier.

(1)	This loan was assumed from Ubixo and relates to Ubixo’s initial acquisition of the 474 Patent. This loan is unsecured.
(2)	These funds were received and used by Ubixo for its operating costs associated with the 474 Patent. The lender has a security interest in certain of our property, including the 474 Patent.
(3)	Funds were received and used by Ubixo for its operating costs associated with the 474 Patent. The lender has a security interest in certain of our property, including the 474 Patent. If we default under this loan, the lender will be entitled to exercise the remedies available to a secured lender under applicable law and under the security agreement.
(4)	Funds were received and used by Ubixo for its operating costs associated with the 474 Patent. The lender has a security interest in certain of our property, including the 474 Patent. If we default under this loan, the lender will be entitled to exercise the remedies available to a secured lender under applicable law and under the security agreement.
(5)	In April 2010, Ubixo and Cityhub.com, Inc. settled pending litigation between them regarding title to the 474 Patent. Under the settlement agreement, Cityhub.com is entitled to one-sixth of net revenue we (as the purchaser of the 474 Patent from Ubixo) generate under the 474 Patent, the first $1,500,000 of which was paid by Ubixo with funds borrowed from ICA Trust # 2. In lieu of payment of cash interest, Ubixo issued shares of capital stock to ICA Trust # 2 as pre-payment of any interest that would have otherwise been due under the note. As a result of the spin-off, the lender now also holds shares of common stock of GEOTAG. We agreed to repay the principal amount of this note with 100% of the net proceeds we generate under the 474 Patent. Repayment of the note shall begin as soon as we begin generating net revenue from monetization of the 474 Patent, and shall continue until repaid in full.
(6)	These funds were used primarily to pay past litigation expenses for the 474 Patent, along with other direct expenses associated with the 474 Patent. In lieu of payment of cash interest, Ubixo issued shares of capital stock to the lender as pre-payment of any interest that would have otherwise been due under the note. As a result of the spin-off, the lender now also holds shares of common stock of GEOTAG. We agreed to repay the principal amount of this note with the net proceeds we generate under the 474 Patent. Repayment of the note from revenue generated by the monetization of the 474 Patent, shall begin after we have repaid the indebtedness we owe to ICA Trust #2 and shall continue until repaid in full.
(7)	These funds were used to fund a trust account held with our contingency fee lawyers to cover incidental expense associated with the ongoing patent infringement litigation concerning the 474 Patent. In lieu of payment of cash interest, Ubixo issued shares of capital stock to the lender as pre-payment of any interest that would have otherwise been due under the note. As a result of the spin-off, the lender now also holds shares of common stock of GEOTAG. We agreed to repay the principal amount of this note with the net proceeds we generate under the 474 Patent. Repayment of the note from revenue generated by the monetization of the 474 Patent, shall begin after we have repaid the indebtedness we owe to ICA Trust #2 and shall continue until repaid in full.
(8)	These funds represent amounts owed to MKL Consulting by Ubixo for business management consulting services rendered by MKL Consulting. In lieu of payment of cash interest, Ubixo issued shares of capital stock as pre-payment of any interest that would have otherwise been due under the note. As a result of the spin-off, this company now also holds shares of common stock of GEOTAG. We agreed to repay the principal amount of this note with the net proceeds we generate under the 474 Patent. Repayment of the note from revenue generated by the monetization of the 474 Patent, shall begin after we have repaid the indebtedness we owe to ICA Trust #2 and shall continue until repaid in full.
(9)	These funds represent amounts owed to MKL Consulting by Ubixo for additional professional and accounting services rendered by MKL Consulting. We agreed to repay the principal amount of this note with the net proceeds we generate under the 474 Patent. Repayment of the note from revenue generated by the monetization of the 474 Patent, shall begin after we have repaid the indebtedness we owe to ICA Trust #2 and shall continue until repaid in full.
(10)	These funds were received and used by Geomas Software LLC, a subsidiary of the entity from whom Ubixo acquired the 474 Patent, for its operating costs associated with the 474 Patent. Ubixo assumed this loan in December 2007.

(11)	We negotiated a revolving line of credit from Pennin Investors Limited to fund our expenses in connection with our initial public offering. Interest of 5% per annum will be charged against amounts drawn down under the line of credit. Principal and accrued but unpaid interest are due on the earlier of the closing of our initial public offering and December 31, 2011.

As reflected in the table above, five of our outstanding promissory notes, with an aggregate outstanding principal balance of $2,530,000, do not have stated maturity dates, and are required to be repaid from the net proceeds generated by the 474 Patent. Net proceeds derived from the 474 Patent will be directed into a third party trust account, from which the holders of these five promissory notes will be entitled to receive, before any such proceeds are retained by us, repayment of their respective notes, until such time as the notes have been repaid in full. We will not retain any net revenues derived from the 474 Patent until such time as our outstanding obligations to these five noteholders are satisfied in full. See the risk factor in the “Risk Factors” section of this prospectus under the caption, “We will not retain any net revenues from the 474 Patent until five of our outstanding promissory notes have been repaid in full.”

Cash Flows from Operating Activities

We began generating nominal cash flows from operations in the fourth quarter of 2010, though we expect to begin generating more substantial revenues by the first quarter of 2011. In the future, we expect period-to-period fluctuations in cash inflows and outflows as a result of differences in the timing of patent enforcement and prosecution activity associated with the 474 Patent, as well as the timing of the settlement of such cases and the licensing of the 474 Patent. If successful, these activities will dictate the timing and amount of payments due to us in terms of settlement and license fee revenue, and, in turn, determine the timing and amount of payments we owe to certain creditors, attorneys and other vendors.

Cash Flows from Investing Activities

We have not yet generated any cash flows from investing activities. Pending the uses described in the “Use of Proceeds” section above, we will invest the net proceeds of our initial public offering in short-term, interest-bearing, investment-grade securities. We cannot predict whether the proceeds will yield a favorable return.

Cash Flows from Financing Activities

Since our formation in July 2010, we have borrowed approximately $380,000 under a line of credit to finance expenses associated with our initial public offering. We have also raised an aggregate of $26,418 through the issuance of shares of our capital stock.

Operating Capital and Capital Expenditure Requirements

We believe that our existing cash and cash equivalents, together with the net proceeds of our initial public offering, will be sufficient to meet our anticipated cash needs for at least the next 12 months. As indicated above, the legal services and out-of-pocket expenses of our Licensing and Enforcement Counsel will represent the majority of our costs over the next 12 months. We have prepaid an aggregate of $100,000 in out-of-pocket legal expenses, which is the amount that our Licensing and Enforcement Counsel estimate that they will incur through the end of 2010 for the 474 Patent infringement licensing and enforcement program.

We may need to obtain additional financing to take advantage of unexpected opportunities that may arise. The sale of additional equity or convertible debt securities could result in dilution to our stockholders. If additional funds are raised through the issuance of debt securities, these securities could have rights senior to those associated with our common stock and could contain covenants that would restrict our operations. Any additional financing may not be available in amounts or on terms acceptable to us. If we fail to obtain additional funding when needed, we may not be able to execute our business plans and our business may suffer.

Contractual Obligations

The following table discloses information about our contractual obligations by the year in which payments are due, as of September 30, 2010:

		Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	After 5 Years
Long-Term Debt Obligations (1)	$30,267,198	$100,271	$4,235,420	$25,931,507	—
Operating Lease Obligations	$5,000	$5,000	—	—	—
Total Contractual Obligations	$30,272,198	$105,271	$4,235,420	$25,931,507	—

(1)	In connection with the spin-off from Ubixo, we assumed ten notes payable from Ubixo with an aggregate outstanding principal balance of $28,968,000 and accrued interest of $900,000. As of September 30, 2010, the outstanding principal balance and related accrued interest was $30,166,927.

Five of the notes, with an aggregate outstanding principal balance of $2,530,000, do not have stated maturity dates, are required to be repaid from net proceeds generated by the 474 Patent, are non-interest bearing and are not secured.

Four of the notes, with an aggregate outstanding principal balance of $1,438,000, are due on December 31, 2011, along with accrued interest, and bear interest at rates ranging from 5% to 12% per annum. Two of these notes are secured by our assets, including the 474 Patent.

One of the notes, with an outstanding principal balance of $25,000,000, is due on December 31, 2015, along with accrued interest, and bears interest at 5% per annum. This note is unsecured.

In August 2010, we also negotiated a revolving line of credit from Pennin Investors Limited to fund our expenses in connection with our initial public offering. Interest of 5% per annum will be charged against amounts drawn down under the line of credit. Principal and accrued but unpaid interest are due on the earlier of the closing of our initial public offering and December 31, 2011. We intend to repay this line of credit with a portion of the net proceeds from our initial public offering.

Related Party Transactions

For a description of our related party transactions, see the “Certain Relationships and Related Party Transactions” section of this prospectus.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and equity and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. We review our estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the result of which forms the basis for making judgments about the carrying values of assets and liabilities and the reported amounts of revenue and expenses. Actual results may differ from these estimates under different assumptions or conditions.

We believe that, of the significant accounting policies discussed in Note 1 to our consolidated financial statements, the following accounting policies require our most difficult, subjective or complex judgments in the preparation of our financial statements.

Revenue Recognition. We will recognize revenue when we have evidence of arrangement, delivered required contracted goods and/or services, have a fixed or determinable price, and are assured of collecting contracted amounts.

Valuation of Long-Lived and Intangible Assets. The 474 Patent was originally filed in January 1996, and as a result, management expects the patent to expire in January 2016. We are amortizing the patent on a straight-line basis from the date that our predecessor acquired the patent to January 2016.

Impairment of Assets. We assess the recoverability of finite-lived intangible assets whenever indicators of impairment are present. We test the recoverability of these assets by comparing the undiscounted cash flows expected to be generated by the these assets with their net book value. If the net book value of the assets exceeds the undiscounted cash flows expected to be generated, we recognize an impairment charge that is equal to the amount by which the net book value of the assets exceeds their estimated fair values.

Stock-Based Compensation Expense. Our stock-based awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. Stock-based compensation is recognized on a straight-line basis over the award vesting period.

Accounting for Income Taxes. We use the asset and liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

Our net deferred tax assets consist principally of net operating losses and we provided a 100% valuation allowance for the tax effect of these net operating losses. No benefit for income taxes has been provided in the accompanying statements of operations since all deferred tax assets have been fully reserved. We provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized. Federal net operating losses can be carried back for two years, and remaining, unused carrybacks can be carried forward 20 years. Net operating losses begin to expire in 2030 and 2020 for federal and state tax purposes, respectively. Utilization of our net operating losses in future periods may be limited by Section 382 of the Internal Revenue Code should there be substantive changes in our ownership structure.

In 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (codified under FASB ASC 740-10) to clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” As a result, we evaluate tax positions taken or expected to be taken in the course of preparing the its income tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year.

Quantitative and Qualitative Disclosures About Market Risk

We have no material exposure to interest rate risk at September 30, 2010. In the future, we intend to invest our excess cash primarily in money market funds, debt instruments of the U.S. government and its agencies and in high quality corporate bonds and commercial paper. Due to the short-term nature of these investments, we do not believe that there will be material exposure to interest rate risk arising from our investments.

BUSINESS

Overview

We are a geo-location technology provider with headquarters in Plano, Texas. Our technology is based on fundamental technology described in U.S. Patent Number 5,930,474, which we own and refer to in this prospectus as the 474 Patent, entitled “Internet Organizer for Accessing Geographically and Topically Based Information.” This location-based technology, which we refer to in this prospectus as the GEOTAG Technology, is a spatial information management technology that makes possible a range of location-enabled online applications, and can be used by third-party, location-based applications and geography-reliant systems and infrastructures. Companies providing these online applications will be able to license the GEOTAG Technology from us in order to interactively and dynamically retrieve data from a database and associate retrieved data with a location. GEOTAG Technology, in brief, makes effective and efficient online geographic differentiation possible.

We believe that geographic information is pervasive in today’s information-centric environment and the wide availability of business systems designed to exploit geography suggests the importance of spatial information management. The determination of location is, in our opinion, a fundamental requirement in many online activities, and is an increasingly attractive feature for a variety of recreational and business applications and is a common dimension of almost all business information and an important element for many business decisions. Where are my best performing stores? Where are my most profitable customers? How do I find my nearest store? How do I find a store close to me that carries my favorite products? Where is my closest dealer or wholesaler? Where are my competitors or suppliers? What is the potential revenue opportunity compared to investment costs necessary to enter a new market? Our product can be used by, amongst others, marketing and advertising, customer service, risk analysis, network optimization and planning, asset management, and site selection companies looking to answer these important questions. We believe that integrating location into business applications enables organizations to make better decisions, respond to customers more effectively, and reduce costs.

We also believe that the more targeted data and information is the more relevant it is, and in turn, it can be used more efficiently and cost effectively than broadly organized data and information. In addition to geographic information retrieval and navigation of internet content, geography plays an important role in other aspects of the internet. Advertising, for example, is more effective for advertisers when it offers products and services that are readily available in the area of the consumer. Similarly, spatially driven content that is tailored to a region is potentially more useful to users from that region. Furthermore, businesses are generating volumes of data, almost all of which have a geographic dimension, captured and processed through myriad business applications such as Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) systems. This information is increasingly being accessed, updated and marketed online and must be properly organized by companies to be used effectively. GEOTAG serves this organization function.

Meanwhile, services that harvest and analyze geographic information have become important parts of the everyday lives of millions of people. For example, mobile devices know where we are, provide directions, and point us to local sites, stores, dealers, or wholesalers for goods and services. Geographic information collection, therefore, is not only passive, but it is also real-time. User-generated geospatial data is populating the internet in greater and greater quantity and quality. According to O’Reilly Radar in its September 2008 report on the Geospatial Web, there are more than 72 million geographically tagged “photos and videos that also include tags, or arbitrary attributes, of photos such as the name of the location, weather, photo content, and more” (see O’Reilly Radar, “Where 2.0: The State of the Geospatial Web,” September 2008, available for a fee to the general public). We believe that both businesses and consumers have grown accustomed to having information delivered to them with a geographic relevance that they can, in turn, influence and often control. Through a license from us, GEOTAG Technology makes geographic data delivery online possible for the businesses looking to commercialize this information and the consumers looking to access it.

The advance in the availability of geographic data online has fueled new markets for online businesses and services. We believe that companies like Yelp owe their existence, in large part, to consumer demand for actionable, real-time geographic relevant information. Accordingly, online geospatial business-to-consumer, business-to-business and consumer-to-consumer interaction has become, in our opinion, increasingly commonplace.

Spin-Off from Ubixo Limited and Purchase of the 474 Patent

The inventors of the technology underlying the 474 Patent developed the concept of a commercial, geographically integrated information retrieval system in 1995, and the patent based on this technology was filed with the USPTO on January 31, 1996, and was subsequently issued on July 27, 1999. The GEOTAG business, including the 474 Patent and the GEOTAG trademark, was purchased by Ubixo Limited (formerly known as M2 Global Ltd.), an Antigua company and leading provider of software for electronic payment, in February 2009.

On July 1, 2010, we were formed as a subsidiary of Ubixo. On July 12, 2010, we were spun off from Ubixo as a stand-alone, independent operating entity. The GEOTAG business was a non-core business for Ubixo, and thus Ubixo spun us off primarily to allow Ubixo management to focus on its core business lines, while giving us, as a separated entity, the ability to devote the attention necessary to maximize the value of the GEOTAG business for our stockholders. In connection with the spin-off, Ubixo transferred the GEOTAG business, including the 474 Patent and GEOTAG trademark, to us in exchange for our assumption of certain Ubixo indebtedness and 132,756,448 shares of our common stock, which Ubixo subsequently distributed pro-rata to the shareholders of Ubixo as a dividend. Each shareholder of Ubixo received two of our shares for each share that they held in Ubixo. Ubixo had not generated any revenues from the 474 Patent prior to the spin-off.

In April 2010, Ubixo and Cityhub.com, Inc. settled pending litigation between them regarding title to the 474 Patent. Under the settlement agreement, Cityhub.com is entitled to one-sixth of net revenues we (as the purchaser of the 474 Patent from Ubixo) generate under the 474 Patent, the first $1,500,000 of which was paid by Ubixo with borrowed funds. We are not required to make additional payments to Cityhub.com until the net proceeds generated by the 474 Patent exceed $9 million.

Industry and Market Opportunity

Contrary to predictions by some that the internet would render geography obsolete, we believe that geospatial discipline is increasingly gaining importance online to the point where we feel that a geospatially organized internet will have a profound impact on managing individual and organizational knowledge. Additionally, the widespread availability and use of metadata and geographic tagging will, we believe, help drive the transition towards a geographically organized internet. This, in turn, may not only reveal the context and geographic distribution of different types of location-based resources and services, but may also act as a catalyst for virtual and physical communities by matching people of similar interests, buying patterns, browsing behavior or geographic location.

We believe there are a number of companies in the so called online yellow pages industry that may benefit from a license from us in order to utilize the technology underlying our 474 Patent. Online yellow pages, also referred to as internet yellow pages, are online versions of traditional printed directories that offer listings based on a geographic area. Local directories prioritize local businesses in its results rather than the results being dominated by regional or national companies. Certain providers of internet yellow pages offer online advertising.

With more and more geographic data coming online through companies, organizations and consumers, we believe there is an increasing need for geographic data management. We also believe that the demand for online geo-location information will continue to grow. Simba Information, a media industry forecast and analysis firm, reports that internet yellow pages spending increased approximately 17.4% to $1.83 billion in 2009, accounting for 11.1% of total yellow pages market revenue (see Press Release, Simba Information, “Online Yellow Pages Markets 2009-2010,” December 4, 2009). Simba Information also projects that internet yellow pages revenue will increase to $3.06 billion by 2012, accounting for 20.1% of the total yellow pages market (see Press Release, Simba Information, “Online Ad Sales Capture 20.1% of Yellow Pages Market by 2012,” October 26, 2010). In addition, BIA/Kelsey, which advises companies in the local media space, forecasts that spending on online interactive media in the U.S. will grow from $15.2 billion in 2009 to $36.7 billion in 2014, representing a compound annual growth rate of 19.3% over the next four years (see Press Release, BIA/Kelsey, “BIA/Kelsey Forecasts U.S. Local Advertising Revenues to Reach $144.9B in 2014,” February 22, 2010). In addition to its potential growth, the local online ad market can also generate higher than average margins. BIA/Kelsey’s research indicates that advertisers are willing to pay a premium for local online ads, anywhere from 20% to 100%, depending on the geography and vertical (see Online Article, eMarketer.com, “Low Growth, High Value for Local Online Ads,” October 20, 2009).

Geospatial data is also becoming more convenient to access with the increasing use of smart phones. According to a study by comScore, Inc., the number of mobile subscribers accessing local business directories on a mobile phone increased 14% year-over-year to 17.3 million users in March 2010 (see Press Release, Yellow Pages Association, “Study Shows Double Digit Growth of Local Mobile Usage, Unlocking Access to Younger, Wealthier, On-the-Go Consumers,” July 29, 2010). We believe that local information is a key product area for mobile devices. Restaurant databases, travel information, and stored maps are just a few applications that have traditionally been offered by companies to mobile users.

We also believe that there are a large number of companies whose websites contain a geography-specific locator function (also known as a product locator, dealer locator or store locator) that would benefit from a license to our 474 Patent. These companies span a variety of industrial sectors. A website’s locator function allows visitors of the website to conveniently find the closest location at which they can buy the company’s particular products or services. Locator functions may be found on the websites of manufacturers, wholesalers, retailers, and service providers.

While the focus of our patent enforcement and licensing strategy is currently on companies operating in the online yellow pages industry and companies whose websites contain a geography specific locator function, we expect that, with location-based information management capabilities commercially viable in a wide range of products and services, the market for our technology may expand into new industries. We are currently performing research to identify these industries. Our goal is to take advantage of what we see as a trend towards geographically relevant information management and to expand our licensing business into potentially high-growth markets. Our objective is to be a leader in location-based services and information technology by actively developing and promoting license relationships in geo-location information technology market verticals.

Our Strategy and Patent Licensing Business Model

By virtue of our ownership of the 474 Patent, our objective is to be a leader in location-based information technology by actively developing and promoting license relationships in geo-location information technology in multiple market verticals. We believe we can achieve an industry-leading position because geography has become, in our opinion, an integral component to how the internet is organized, and that the management of geographically organized data by companies operating over the internet will necessitate that they license our patented technology.

Our primary business strategy is to license and enforce our patented technology. Under U.S. patent law, a patent owner has the right to exclude others from making, using, selling or offering to sell the owner’s patented technology. Unfortunately, in many cases, infringers are generally unwilling, at least initially, to negotiate or pay reasonable license fees for their use of third-party patents and will typically fight any allegations of patent infringement. As a result, we will vigorously protect our patented technologies against unauthorized use and third-party infringers, and, when necessary, protect our rights by means of patent infringement litigation. We expect to generate revenues from our negotiation of license and settlement arrangements with unauthorized users of our technology.

In addition to the basic license terms that provide for a non-exclusive license of the 474 Patent, our license agreements may also include additional terms and conditions relating to the specific operating requirements of the licensee. The license fees payable to us will vary depending on several factors, including the content of the data to be used by the product or service, the use for which the data has been licensed and the geographical scope of the data.

In 2008, the owners of the 474 Patent prior to Ubixo signed a non-exclusive license agreement with yellow pages publisher Idearc Media Services-West Inc. (a spin-off of Verizon and since renamed SuperMedia LLC) as part of the settlement of a patent infringement case brought against Idearc. The license granted to Idearc is a non-exclusive, irrevocable, fully-paid up and non-sublicensable license in the designated field. As the license is a fully paid-up license, we will not receive any license fees from SuperMedia LLC.

As part of the patent evaluation process we employ, significant consideration is given to the identification of potential infringers, industries within which the potential infringers exist, longevity of our patented technology, and a variety of other factors that directly impact the magnitude and potential success of a licensing and enforcement program. We, on an ongoing basis, will identify potentially infringing technologies and attempt to present the claims of our patents and demonstrate how they apply to companies we believe are using our technologies in their products or services. While we intend for these presentations to take place in a non-adversarial business setting, we will also protect our rights through the patent enforcement process, as necessary. Ultimately, we will execute patent licensing arrangements with users of our patented technology through either willing licensing negotiations without the filing of litigation, or through the negotiation of license and settlement arrangements in connection with the filing of patent infringement litigation.

To this end, we have retained the services of certain law firms, which we refer to from time to time in this prospectus as our Licensing and Enforcement Counsel, to develop, operate and prosecute our patent infringement licensing and enforcement strategy for the 474 Patent. These law firms will receive fees on a contingency basis, meaning we will pay them a success fee only if and when cases are settled successfully and payments are made under the licensing agreements executed as part of the settled cases.

We have recently filed patent infringement actions against a large number of defendants in the United States District Court for the Eastern District of Texas. See “—Legal Proceedings” below for additional information.

We will continue research to identify companies that are using our patented technology without a license from us, with the goal of licensing our technology to such companies. We believe that dependence on location data and information will drive industry growth for geo-location services and technology.

We intend to build general awareness of the 474 Patent technology primarily by leveraging our registered trademark “GEOTAG” and our ownership of the internet domain www.geotag.com.

Our Plan of Operation

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Outlook and Plan of Operation for Our Business” elsewhere in this prospectus.

Intellectual Property

Patents

The 474 Patent is the cornerstone of our business, and is currently our only issued patent. The 474 Patent was issued by the USPTO on July 27, 1999. Assuming timely payment of all maintenance fees, the 474 Patent will expire on January 31, 2016. Unless we acquire and/or develop patented technologies in the future, the expiration of the 474 Patent will likely materially adversely affect our business, operating results and prospects.

We also own four pending patent applications as of the date of this prospectus. Our pending patent applications may not result in issued patents.

Trademarks

We own trademark registrations for the following marks:

Mark	Jurisdiction
GEOTAG	United States
WHEN “WHERE” MATTERS	United States; European Union
GEOMAS	United States; European Union
ZLAND	United States

We also have a trademark application pending for the GEOTAG mark in Canada.

Competition

We believe that the GEOTAG Technology is a foundational technology and, as such, is difficult to work around with alternative technologies. Therefore, we believe that we face no direct competition as of the date of this prospectus.

Government Regulation

The USPTO is the federal agency that grants U.S. patents and registers U.S. trademarks. We must pay periodic maintenance fees to the USPTO with respect to our issued patents. If new legislation, regulations or rules are implemented by the United States Congress, the USPTO, or the courts that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

Like many companies, we are subject to existing and potential government regulation. However, much of this regulation will affect us indirectly, inasmuch as, and to the extent that, it affects our licensees more directly. A summary of the laws and regulations that might affect our licensees is set forth below.

Companies conducting business on the internet are subject to a number of foreign and domestic laws and regulations. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security, and intellectual property rights are being debated and considered for adoption by many countries throughout the world. Online businesses face risks from some of the proposed legislation that could be passed in the future.

In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our licensees’ businesses, and thus, indirectly, our business.

A range of other laws and new interpretations of existing laws could have an impact on our licensees’ businesses. For example, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, liability for listing, linking, or hosting third-party content that includes materials that infringe copyrights. Various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our licensees’ part to comply with these laws may subject them to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating, or requiring licenses for certain businesses of our licensees, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol, or firearms, can be unclear. Application of these laws in an unanticipated manner could expose our licensees to substantial liability and restrict their ability to deliver services to their users.

We also face risks due to government failure to preserve the internet’s basic neutrality as to the services and sites that users can access through their broadband service providers. Such a failure to enforce network neutrality could limit the internet’s pace of innovation and the ability of large competitors, small businesses, and entrepreneurs to develop and deliver new products, features, and services, which could harm our business.

Companies conducting online businesses are also subject to federal, state, and foreign laws regarding privacy and protection of user data. Any failure by our licensees to comply with their posted privacy policies or privacy related laws and regulations could result in proceedings against them by governmental authorities or others, which could potentially harm their business, and consequently, our business to the extent such proceedings impact licensee revenue and the license fees payable to us stemming from such revenue. Further, any failure by our licensees to protect their users’ privacy and data could result in a loss of user confidence in their services and ultimately in a loss of users, which could adversely affect their business, and consequently, our business.

Employees

As of January 28, 2011, we had three full-time employees, one of whom is our chief executive officer and another of whom is our president and chief financial officer. None of our employees are represented by a labor union. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Facilities

We lease facilities in an office building in Plano, Texas. The facilities include a dedicated office in addition to shared reception, conference and utility facilities, totaling approximately 2,000 square feet. We pay $395 per month under this lease, which expires in August 2011. We believe our current facilities will be sufficient to meet our needs through at least that time.

Legal Proceedings

In the ordinary course of, and as an incidental part of, our business, we may be required to engage in litigation to enforce our patent rights. On July 23, 2010, we filed a complaint in the U.S. District Court for the Eastern District of Texas, Marshall Division, naming the initial defendants in the online yellow pages industry that we believe are infringing on our 474 Patent technology. In addition, on December 17 and 22, 2010, we filed complaints in the U.S. District Court for the Eastern District of Texas, Marshall Division, naming a large number of defendants, including defendants whose websites contain geography-specific locator functions that we believe are infringing on our GEOTAG Technology.

We believe that each of these defendants has made, used, sold and/or offered for sale systems, methods or apparatuses that include associating on-line information with geographic areas and providing geographical and topical information to Internet users in a manner disclosed and protected against infringement by one or more claims of our 474 Patent. Accordingly, among other things, we are seeking an amount in damages from each defendant that would adequately compensate us for such defendant’s infringement, including a reasonable royalty for the use of our GEOTAG Technology, together with interest and costs. Though we believe that our claims against each of these defendants are meritorious, we are unable to predict the outcome of these matters at this time.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers, directors and director nominees as of September 30, 2010. With respect to our directors and director nominees, we have provided in their biographical information below the experience and qualifications that led to the conclusion that they should serve as a director.

Name	Age	Position(s)
John Veenstra	65	Chief Executive Officer
Antony Norris	39	President, Chief Financial Officer and Director
Ira M. Kirschner	66	Director Nominee
Lawrence P. Howorth	60	Director Nominee

John Veenstra has been our Chief Executive Officer since December 2010. Mr. Veenstra is one of the original co-inventors of the technology protected by the 474 Patent, and, from 2007 to 2009, served as Chief Executive Officer of GeoTag Management Group, LLC, a privately held patent licensing company that was a licensee of the 474 Patent prior to it being sold to Ubixo in February 2009. From 1999 to 2006, Mr. Veenstra served as President, Chief Executive Officer and Chairman of Cityhub.com, Inc., a privately held patent holding company. Mr. Veenstra does not currently have any position with, or ownership interest in, Cityhub.com. In addition, from 2007 to 2009, Mr. Veenstra also served as the President, Chief Executive Officer and Chairman of ZLAND America, Inc., a privately held online yellow pages and local search company. Mr. Veenstra received a B.A. degree in Economics from Calvin College in 1967 and an M.B.A degree from Wayne State University in 1970.

Antony Norris has been our President, Chief Financial Officer, and a member of our board of directors since our formation. From 2007 to 2010, Mr. Norris served as Chief Financial Officer of Ubixo Limited (formerly known as M2 Global Ltd.), a leading provider of software for electronic payment processing. Mr. Norris was instrumental in getting Ubixo listed on the Bermuda stock exchange, as well as spearheading Ubixo’s restructuring initiatives, including the successful completion of a number of acquisitions and financing transactions. Prior to joining Ubixo, Mr. Norris held a variety of senior finance positions at Continuum Payment Solutions plc, formerly an AIM-listed company that was acquired by Ubixo in 2007. Mr. Norris was Chief Financial Officer of Continuum from 2003 to 2010, during which time he presided over a restructuring initiative that saw the company achieve a break-even position for the first time in its history. From 2006 to 2010, Mr. Norris served on the board of directors of Continuum, during which time he was instrumental in helping change the focus of the company from one that develops and provides online software to that of a prepaid debit card program and processor. In 1994, Mr. Norris joined BDO Stoy Hayward’s student training program and qualified as a Chartered Accountant. Mr. Norris left BDO Stoy Hayward in 2001, his last position being that of an Audit Manager in charge of a portfolio of customers including the Body Shop plc. Mr. Norris received an Honors degree in International Studies and Economics from Birmingham University in 1993.

As reflected in the biographical information summarized above, Mr. Norris has extensive business, managerial, executive and leadership experience, having served in various senior management positions, including as chief financial officer of a publicly reporting company. In addition, Mr. Norris has served on several other boards of directors of publicly reporting companies. Mr. Norris also has extensive financial and accounting experience. For these reasons, we believe that Mr. Norris has the requisite set of skills and experience to serve as a valuable member of our board of directors.

Ira M. Kirschner, a certified public accountant, has been selected by us as a director nominee. Mr. Kirschner has over 30 years of accounting and financial management experience. From March 2005 to August 2010, Mr. Kirschner served as Vice President of Finance for The Seminole Tribe of Florida, d/b/a Seminole Gaming, a casino operator. During that time, Mr. Kirschner was responsible for the financial, accounting and insurance activities of the seven casino properties operated by Seminole Gaming. From March 2002 through March 2005, Mr. Kirschner served as Chief Financial Officer of SunCruz Casinos, an operator of twelve offshore casino vessels throughout Florida and South Carolina. Mr. Kirschner received a B.S. degree in Accounting from Fairleigh Dickinson University in 1967.

As reflected in the biographical information summarized above, Mr. Kirschner has extensive accounting and financial management experience, having served in various senior finance positions, including as chief financial officer. For these reasons, we believe that Mr. Kirschner has the requisite set of skills and experience to serve, upon his appointment, as a valuable member of our board of directors.

Lawrence P. Howorth, has been selected by us as a director nominee. Mr. Howorth is the founder, President and serves on the board of directors of HOWORTH International, LLC, a multinational provider of business development services, restructuring, distribution and channel development, private investment and guidance, including providing board leadership, to personal portfolio companies with a focus on providing services to companies in green industries. Mr. Howorth has over 30 years of multinational executive experience in multiple industries including waste management and renewable energy, low-cost housing, software, internet, bio, high-tech, retail, petroleum and mining, clean-tech, education, building and development. In the mid 1990s through 2002, Mr. Howorth founded, operated and served as a board member on two successful start-up businesses. From January 2005 to April 2007, Mr. Howorth was the Chief Executive Officer and Chairman of the Challenger One, LLC group of companies which was a multinational provider of office and technology products. Mr. Howorth qualified as a Canadian Chartered Accountant in 1977 and in the early to mid 1970s was part of the Professional Audit and Consulting Staff for Peat Marwick (now known as KPMG).

As reflected in the biographical information summarized above, Mr. Howorth has extensive business, managerial, executive, and leadership experience having founded and served in executive and board leadership roles in several successful ventures. Mr. Howorth additionally has extensive financial and accounting skills and experience. For these reasons, we believe that Mr. Howorth has the requisite set of skills and experience to serve, upon his appointment, as a valuable member of our board of directors.

Composition of the Board of Directors

Our board of directors is currently comprised of one director, Mr. Norris, and four vacancies. Prior to the completion of our initial public offering, we expect to appoint Messrs. Kirschner and Howorth to our board of directors in accordance with our Bylaws and applicable law. There are no arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was, or is, to be selected as an officer or director.

Upon completion of our initial public offering, our amended and restated certificate of incorporation will provide that our board of directors will be divided into three classes, each with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Mr. Norris has been designated as a Class I director, whose term will expire at the 2011 annual meeting of stockholders. Upon their appointments to the Board, we expect that Mr. Kirschner will be designated as a Class II director and Mr. Howorth will be designated as a Class III director, whose terms will expire at the 2012 and 2013 annual meetings of stockholders, respectively. Designations of additional directors will be made concurrently with their appointment to our board of directors in accordance with the terms of our Bylaws. This classification of the board of directors may delay or prevent a change in control of our company or our management. See “Description of Capital Stock—Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws” elsewhere in this prospectus.

Director Independence

We expect our common stock to be listed on The Nasdaq Global Market and, therefore, we will be subject to the listing requirements of that market. Pursuant to applicable Nasdaq listing requirements, a majority of our board of directors must be comprised of independent directors, as defined in Nasdaq Listing Rule 5605 (a)(2), within twelve months from the date of listing.

Our board of directors has determined that Messrs. Kirschner and Howorth, each a director nominee, are “independent” as defined under Nasdaq Listing Rules. Mr. Norris was deemed not to be independent as he currently serves as our president and chief financial officer. We will appoint additional independent directors to our board of directors and committees of our board of directors in satisfaction of applicable SEC and Nasdaq listing standards.

Board of Directors Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing leadership, and driving the performance of our business, while the Chairman of the board provides guidance to the Chief Executive Officer, sets the agenda for meetings of the board of directors, and presides over meetings of the board of directors. We believe that the separation of the roles of Chief Executive Officer and Chairman of the board provides a stronger corporate governance structure and promotes more effective oversight of the Chief Executive Officer by the board of directors.

The Board’s Role in Risk Oversight

Our board of directors oversees our risk management practices and strategies, taking an enterprise-wide approach to risk management that seeks to complement our organizational and strategic objectives, long-term performance and the overall enhancement of stockholder value. Our board’s approach to risk management includes developing a detailed understanding of the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Our senior management team will be responsible for day-to-day risk management and will regularly report on risks to our full board or a relevant committee. Our legal and finance areas will serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight will include identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, intellectually property, financial, operational and legal levels.

The audit committee will focus on financial compliance risk, working closely, for example, with management and our independent registered public accounting firm. In addition, the compensation committee will assess risks related to our compensation programs. In setting performance metrics, our compensation committee will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Board Committees

Upon completion of our initial public offering, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. At that time, each of those committees will have the composition and responsibilities set forth below.

Audit Committee

Our audit committee is a standing committee of, and operates under a written charter adopted by, our board of directors. Prior to the completion of our initial public offering, we expect to appoint three members to the audit committee to satisfy Nasdaq initial listing standards and SEC rules. We expect our initial audit committee members to be Messrs. Kirschner and Howorth, who are both “audit committee financial experts” as defined by the rules of the SEC and also satisfy the current independence and financial experience standards established by Nasdaq and SEC rules and Mr. Norris, who while satisfying the current financial expertise and experience standards established by Nasdaq and SEC rules, is not independent. In accordance with applicable Nasdaq and SEC rules, we will replace Mr. Norris on the audit committee with an independent director who also has the requisite financial expertise and experience no later than twelve months following our listing on Nasdaq.

Under its written charter, our audit committee, among other things:

•	determines the engagement of and approves fees paid to our independent registered public accounting firm;

•	monitors the qualifications, independence activities and performance of our independent registered public accounting firm;

•	approves the retention of our independent registered public accounting firm to perform any proposed and permissible non-audit services;

•	reviews with management and our independent registered public accounting firm our financial statements and critical accounting estimates;

•	discusses with management and our independent registered public accounting firm the results of the annual audit;

•	oversees the performance of our internal controls and the adequacy of our disclosure controls and procedures;

•	prepares the report of the audit committee required by SEC rules to be included in our annual proxy statement; and

•

pre-approves, approves or ratifies, as the case may be, transactions entered into with “related persons” (as defined under Regulation S-K Item 404(a)) when any such transaction (or series of related transactions) involves an amount exceeding $120,000.

Our audit committee also reviews and reassesses, at least annually, the adequacy of its charter.

Compensation Committee

Our compensation committee is a standing committee of, and operates under a written charter adopted by, our board of directors. Prior to the completion of our initial public offering, we expect to appoint Messrs. Kirschner and Howorth to the compensation committee to satisfy the listing standards established by Nasdaq. All members of the compensation committee will be non-employee, outside directors and satisfy the current independence standards established by Nasdaq and SEC rules.

Under its written charter, our compensation committee, among other things:

•

reviews and recommends annually the corporate goals and objectives applicable to the compensation of our principal executive officer, evaluates his or her performance in light of those goals and objectives, and determines and recommends his or her compensation level based on this evaluation, subject to review and ratification by the full board of directors;

•	makes recommendations to the Board regarding the compensation of all other executive officers;

•	reviews, and makes recommendations to the board regarding, incentive compensation plans and equity-based plans, as applicable;

•	administers our incentive compensation plans and equity-based plans, as applicable;

•

produces an annual report on executive compensation stating whether the committee reviewed the Compensation Discussion and Analysis prepared by management and discussed the Compensation Discussion and Analysis with management, and whether, based on such review and discussions, the committee recommended to the board that such Compensation Discussion and Analysis be included in the Company’s annual proxy statement and/or annual report on Form 10-K filed with the SEC, as well as any other disclosure required in accordance with applicable laws, rules, regulations and listing standards;

•	reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking; and

•	makes recommendations to the board regarding director compensation.

Our compensation committee also reviews and reassesses, at least annually, the adequacy of its charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is a standing committee of, and operates under a written charter adopted by, our board of directors. Prior to the completion of our initial public offering, we expect to appoint Messrs. Kirschner and Howorth to the nominating and corporate governance committee to satisfy the listing standards established by Nasdaq. All members of the nominating and corporate governance committee will be non-employee directors and satisfy the current independence standards established by Nasdaq and SEC rules.

Under its written charter, the nominating and corporate governance committee, among other things:

•	reviews the size and composition of our board of directors;

•	identifies and recommends to our board of directors individuals qualified to become board members and committee members consistent with criteria approved by our board of directors;

•	receive communications from stockholders directed to our board of directors, including stockholder proposals regarding director nominees;

•	recommends corporate governance principles; and

•	provides oversight in the evaluation of each member of our board of directors and each committee.

Our nominating and corporate governance committee also reviews and reassesses, at least annually, the adequacy of its charter.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Code of Ethics

We have adopted a written code of ethics and business conduct that applies to all of our directors, officers and employees in accordance with the rules of Nasdaq and the SEC. Prior to the closing of our initial public offering, we will post a copy of our code of ethics, and intend to post amendments to this code, or any waivers of its requirements, on our website at www.geotag.com.

Corporate Governance Guidelines

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standard of integrity. In that regard, our board has adopted guidelines that provide a framework for our governance. Prior to the closing of our initial public offering, we will post a copy of our corporate governance guidelines, and intend to post amendments to these guidelines, on our website at www.geotag.com.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of our compensation committee has at any time been our employee, and none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or our compensation committee.

Family Relationships

There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Overview

We were formed on July 1, 2010 as a subsidiary of Ubixo Limited, and spun off from Ubixo as an independent, stand-alone operating company on July 12, 2010. Moving forward, our compensation committee will review and approve the compensation of our named executive officers and oversee and administer our executive compensation programs and initiatives. As we gain experience as a public company, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve.

Our current compensation program reflects our startup origins in that it currently consists only of base salary. We do not currently provide our senior executive officers or other employees with any form of a cash bonus program, equity-based compensation, or any severance provisions providing for continued salary or other benefits upon termination of an executive officer’s employment with us.

Role of the Compensation Committee—Compensation Objectives and Process

Our compensation committee will be appointed by our board of directors, and will consist entirely of directors who are independent directors under applicable Nasdaq rules, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

We intend for our compensation committee to begin developing a set of overall compensation recommendations and guidelines for the compensation of our executive officers. While the process has not yet begun, we expect it to begin, and be completed, during the first quarter of fiscal year 2011. Goals of the compensation committee during this process will include:

•	establishing a compensation program structure to attract and retain the most highly qualified executive officers;

•	developing compensation guiding principles, including an informal comparative peer group analysis for different compensation elements;

•	aligning executive officer compensation, both in individual cases and as a team, to the long-term interests of our stockholders;

•	establishing policies or guidelines for allocating compensation between short-term and long-term incentive compensation, and between cash and non-cash compensation;

•	emphasizing clear, easily-measured performance goals to help align executive officer compensation with the long-term interests of stockholders; and

•	recommending, developing and administering equity-based compensation plans.

Our compensation committee will be responsible for recommending the compensation levels for our executives, including base salaries and stock-based incentive awards, if any, subject to the approval of the full Board of Directors. To assist the compensation committee in preparing its recommendations to the Board, our Chief Executive Officer will prepare a report at the beginning of each fiscal year recommending base salaries and stock-based incentive awards for each executive officer. In addition to this report, our compensation committee will consider other relevant market compensation data it deems necessary, such as informal benchmarking based on its personal knowledge of other companies in our industry. The compensation committee may accept or adjust the compensation recommendations it is provided. No executive officer will be allowed to be present at the time his or her compensation is being discussed or determined by the compensation committee. The compensation of our executive officers will ultimately be approved by our Board of Directors, upon recommendation of the compensation committee. Our President, who is also a member of our Board, will abstain from voting with respect to his own compensation.

As of the date of this prospectus, we do not expect that the compensation committee will require the assistance of consultants with respect to executive compensation matters.

Compensation Components

Executive compensation currently consists of the following components:

Base Salary

Following our formation in July 2010, we determined our executive officers’ current salaries based on job responsibilities, individual experience and expected level of contribution. We did not engage in any form of benchmarking. In the future, beginning in calendar year 2011, our compensation committee will review the salaries of our executives annually at the beginning of each calendar year and recommend to our Board of Directors changes in salaries based primarily on changes in job responsibilities, experience, individual performance, and comparative market data.

Our executive officers were paid the following annualized base salaries for the year ending December 31, 2010. As of the date of this prospectus, the base salaries of our executive officers continue to be the amounts set forth below.

Name and Title	Salary
John Veenstra—Chief Executive Officer	$240,000
Antony Norris—President and Chief Financial Officer	$150,000

Employment and Severance Agreements and Employee Benefit Plans

Employment Agreements

We have not entered into any employment agreements with our named executive officers.

Severance Agreements

We have not entered into any severance agreements with our named executive officers.

Equity Plan

We have not adopted any equity compensation plans.

Other Benefits

In order to attract, retain and pay market levels of compensation, we currently expect to provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including the named executive officers.

Accounting and Tax Consequences

Section 162(m) of the Code limits the amount that we may deduct for compensation paid to our President and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. While the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of our overall compensation philosophy. Accordingly, we will authorize the payment of non-deductible compensation if we deem that it is consistent with its compensation philosophy and objectives and in our best interests of our stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. We also intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. On completion of our initial public offering, we intend to obtain directors’ and officers’ liability insurance. We are not currently aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. Moreover, we are not currently aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Potential Payments Following a Change in Control

We have not entered into any agreements with our executive officers providing for payments payable to them upon termination of their employment following a change in control.

Non-Employee Director Compensation

Effective upon the closing of our initial public offering, each independent director will receive an annual fee for services of $15,000. We will also reimburse out-of-pocket expenses incurred by directors in attending Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions that have occurred since our formation on July 1, 2010, to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Spin-Off From Ubixo Limited

On July 1, 2010, we were formed as a subsidiary of Ubixo Limited. On July 12, 2010, we were spun off from Ubixo as a stand-alone, independent operating entity. In connection with the spin-off, Ubixo transferred the GEOTAG business, including the 474 Patent and GEOTAG trademark, to us in exchange for our assumption of certain Ubixo indebtedness and 132,756,448 shares of our common stock, which Ubixo subsequently distributed pro-rata to the shareholders of Ubixo as a dividend. Each shareholder of Ubixo received two of our shares for each share that they held in Ubixo. As a result of the spin-off, one shareholder, Stalton International, S.A., holds more than 5.0% of our common stock. See “Principal Shareholders” below.

We believe that our spin-off from Ubixo was consummated on an arm’s-length basis and on terms as favorable as could have been obtained from unrelated third parties.

Indemnification Agreements

We intend to enter into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons. We also intend to enter into these agreements with our future directors and executive officers. The indemnification agreements will provide, among other things, that subject to certain procedures and conditions, we will, to the fullest extent permitted by Delaware law, indemnify the directors and officers against all liabilities and expenses, actually or reasonably incurred by a director or officer in connection with the investigation, defense, settlement or appeal of a proceeding if, by reason of the indemnitee’s status as a director or officer, the indemnitee was or is a party or is threatened to be made a party to the proceeding. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee, subject to certain conditions and exceptions, in connection with any proceeding covered by the indemnification agreements. The indemnification agreements also require us to maintain directors’ and officers’ liability insurance in a reasonable amount from established and reputable insurers.

Policy for Approval or Ratification of Related Party Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the audit committee has the authority to ratify a related party transaction at the next audit committee meeting. For purposes of our audit committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. No related party transaction may be entered into prior to the completion of these procedures.

The audit committee shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the audit committee may participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the audit committee will be required to provide all material information concerning the related party transaction to the audit committee.

PRINCIPAL SHAREHOLDERS

Set forth below is certain information as of September 30, 2010 regarding the beneficial ownership of our common stock by:

•	any person (or group of affiliated persons) who was known by us to own more than 5% of our voting securities;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital stock shown as beneficially owned, subject to applicable community property laws.

The number of shares of common stock outstanding on September 30, 2010 was 135,398,243. The percentage of shares beneficially owned after our initial public offering assumes no exercise of the underwriter’s over-allotment option and no exercise of the underwriter’s warrants.

	Shares Beneficially Owned	Percentage Owned
Beneficial Owner and Address (1)		Prior to Offering	After Offering
Named Executive Officers, Directors and Director Nominees
John Veenstra (2)	32,600,000	24.08%	24.00%
Antony Norris	0	0%	0%
Ira M. Kirschner	0	0%	0%
Lawrence P. Howorth	0	0%	0%
5% Stockholders
UberDB, LLC (2)	32,600,000	24.08%	24.00%
Stalton International, S.A. (3)	12,000,000	8.86%	8.86%
All executive officers, directors and director nominees as a group (two persons)	0	0%	0%

(1)	Unless otherwise indicated, the business address of each holder is: c/o GEOTAG INC., 555 Republic Drive Suite 200, Plano, Texas 75074.
(2)	John Veenstra, our Chief Executive Officer, is the sole member of UberDB, LLC and has voting control and investment direction over the securities held by UberDB, LLC. The address for UberDB, LLC is 5760 Legacy Dr., Ste B3-411, Plano, Texas 75024. Such shares were acquired by UberDB, LLC in November 2010 from other stockholders in privately negotiated transactions.
(3)	Vernon Emmanuel Salazar Zurita is the President of Stalton International, S.A. and has voting control and investment direction over the securities held by Stalton International, S.A. Vernon Emmanuel Salazar Zurita disclaims beneficial ownership of these shares except to the extent of any indirect pecuniary interest therein. The address for Stalton International, S.A. is World Trade Centre, Via Lugano 11, 6982 Agno-Lugano, Switzerland.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Upon completion of our initial public offering, our authorized capital stock, after giving effect to the filing of our amended and restated certificate of incorporation, will consist of 275,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. The following description summarizes the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, effective upon completion of our initial public offering, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the DGCL.

Common Stock

As of September 30, 2010, there were 135,398,243 shares of common stock outstanding held by 361 stockholders of record. There will be 135,648,243 shares of common stock outstanding after giving effect to the sale of the shares of our common stock in our initial public offering, or 135,685,743 shares if the underwriter exercises its over-allotment option in full, assuming in each case no exercise of the underwriter’s warrants. We currently have no options to purchase common stock outstanding. All outstanding shares of common stock are, and the common stock to be issued in our initial public offering will be, fully paid and nonassessable.

The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors;

•

unless otherwise specified in our amended and restated certificate of incorporation or amended and restated bylaws, the affirmative vote of a majority of the shares present in person or represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders;

•

holders of common stock are not entitled to cumulate votes in the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election;

•

subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of assets legally available for dividends;

•

upon our liquidation, dissolution or winding up, after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock, the holders of shares of common stock will be entitled to receive on a pro rata basis all of our assets remaining for distribution;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

We have no shares of preferred stock outstanding. Our amended and restated certificate of incorporation will authorize our board of directors, without further action by the stockholders, to create and issue one or more series of preferred stock and to fix the rights, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares constituting the series and the distinctive designation of the series;

•

the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

•	whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

•	whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Although we presently have no plans to issue any shares of preferred stock, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal and make removal of management more difficult. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. The issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of our common stock.

Options

As of the date of this prospectus, we do not have any options outstanding.

Underwriter’s Warrants

See “Underwriting—Underwriter’s Warrants” on page 55 of the Primary Offering Prospectus.

Resale Registration

We are registering for resale an aggregate of 20,913,126 shares of our outstanding common stock, so that the shares may be resold publicly, which will create additional liquidity in our stock. After the date of this prospectus, these shares will have been registered under the Resale Prospectus and will be freely tradable by the selling stockholders listed in the Resale Prospectus. We are registering such shares voluntarily and not pursuant to any contractual right held by the selling stockholders named in the Resale Prospectus.

Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Provisions of the DGCL, as well as our amended and restated certificate of incorporation and amended and restated bylaws to be effective upon the closing of our initial public offering, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Classified Board

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our board of directors is divided into three classes. The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders following our initial public offering, which we expect to hold in 2011. The directors designated as Class II directors will have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2012, and the directors designated as Class III directors will have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2013. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Removal of Directors

Our amended and restated bylaws provide that our stockholders may only remove our directors with cause.

Amendments

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, the filling of our board vacancies, stockholder notice procedures, the calling of special meetings of stockholders and the indemnification of directors.

Size of Board and Vacancies

Our amended and restated bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our board of directors then in office, provided that a majority of the entire board of directors, or a quorum, is present and any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that only the Chairman of our board of directors, our President or our board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The combination of the provisions summarized above will make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Therefore, these provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Transfer Agent and Registrar

Upon the closing of our initial public offering, the transfer agent and registrar for our shares of common stock will be Continental Stock Transfer & Trust Company.

Nasdaq Global Market Listing

We have applied to have our common stock approved for listing on The Nasdaq Global Market under the symbol “GTG”.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to our initial public offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices and adversely affect our ability to raise additional capital in the capital markets at a time and price favorable to us.

Upon completion of our initial public offering, we will have 135,648,243 shares of common stock outstanding, or 135,685,743 if the underwriter exercises its option to purchase additional shares in full (assuming no exercise of the underwriter’s warrants). Of these shares, all of the shares of common stock sold in our initial public offering, plus any shares sold as a result of the underwriter’s exercise of its option to purchase additional shares, will be freely tradable without restriction under the Securities Act, unless purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. Securities held or purchased by our affiliates may not be resold except pursuant to an effective registration statement or an exemption from registration, including the safe harbor under Rule 144 of the Securities Act described below.

The remaining 135,398,243 shares of outstanding common stock as of September 30, 2010, held by existing stockholders, are “restricted securities” under the Securities Act. “Restricted securities” as defined under Rule 144 were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144 under the Securities Act.

Number of Shares	Approximate Date of Availability for Sale
114,485,117	, 2011, representing the date that is 90 days after the date of this prospectus

20,913,126	After the date of this prospectus, these shares will have been registered under the Resale Prospectus and will be freely tradable by the selling stockholders listed in the Resale Prospectus

Rule 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our common stock that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our common stock by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell immediately upon the completion of our initial public offering, shares of our common stock acquired from us without regard to volume limitations or the availability of public information about us, if:

•	the person is not our affiliate and has not been our affiliate at any time during the preceding three months; and

•	the person has beneficially owned the shares to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates.

Beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•

1% of the number of shares of our common stock then outstanding, which will equal approximately 1,356,482 shares immediately after our initial public offering, assuming no exercise of the underwriter’s over-allotment option and no exercise of the warrants being issued in connection with our initial public offering; and

•

the average weekly trading volume in our common stock on The Nasdaq Global Market during the four calendar weeks preceding the date of filing of a Notice of Proposed Sale of Securities Pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to provisions restricting how the shares can be sold, notice requirements and to the availability of current public information about us.

Underwriter’s Warrants

In connection with our initial public offering, we have agreed to issue to the underwriter warrants to purchase a total of up to 14,375 shares of our common stock at an exercise price per share equal to 120% of the initial offering price of the shares. The underwriter’s warrants will be exercisable at any time beginning six months after the effective date of this registration statement until the fifth anniversary of that date. However, neither the underwriter’s warrants nor the underlying shares may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of six months immediately following the date of effectiveness or commencement of sales of our initial public offering, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the six month lock-up restriction for the remainder of the lock-up period. The common stock issued to the underwriter upon exercise of these underwriter’s warrants will be freely tradable.

UNDERWRITING

C. K. Cooper & Company, Inc., or CKCC, has agreed, subject to the terms and conditions of the underwriting agreement between CKCC and us, to act as our underwriter and has agreed to purchase from us 250,000 shares of our common stock. Other than as described below, there are no other understandings or agreements for CKCC to provide any financing, investment and/or advisory services to us during the 180 day period preceding this filing or 90 days following effectiveness of this offering.

If the offering of the shares to be sold under this prospectus is over-subscribed, we have granted CKCC an option exercisable for 30 days after the date of this prospectus to purchase up to an additional 37,500 shares, representing 15% of the shares offered under this prospectus, to cover over-allotments.

The underwriting agreement provides that CKCC’s obligations to act as underwriter on our behalf is subject to the satisfaction of the conditions contained in the underwriting agreement, including that:

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to CKCC. These amounts are shown assuming both no exercise and the full exercise of CKCC’s option to purchase additional shares.

	No Exercise of Option	Full Exercise of Option
Per Share	$0.43750	$0.43750
Total	$109,375	$125,781.25

CKCC has advised us that it proposes to offer the shares of common stock to the public at the public offering price on the cover of this prospectus, and, at its discretion, through selected dealers at such public offering price less a selling concession not in excess of $0.15625 per share. After the offering, CKCC may change the offering price and other selling terms.

The expenses of this offering that are payable by us, excluding the underwriting commissions, are estimated to be approximately $418,069. We have agreed to reimburse CKCC for its out-of-pocket expenses in connection with this offering, including its attorney’s fees, in an aggregate amount not to exceed $85,000. We have advanced $25,000 to CKCC as a reasonable advance against the out-of-pocket accountable expenses actually anticipated to be incurred by CKCC, provided that this advance will be reimbursed by CKCC to the extent not actually incurred by CKCC, in accordance with FINRA Rule 5110(f)(2)(C).

Underwriter’s Warrants

In connection with this offering, we have agreed to issue to CKCC warrants entitling it or its assigns, to purchase up to an aggregate of 5.0% of the total number of shares sold in this offering at a price equal to 120% of the initial public offering price of the shares. These warrants will be exercisable beginning six months after the effective date of the registration statement of which this prospectus is a part until the fifth anniversary of the effective date and will contain customary exercise provisions, representations and anti-dilution provisions. The warrants may be exercised for cash or on a cashless exercise basis. For the complete terms of the underwriter’s warrants, you should refer to the form of underwriter’s warrant to be filed as an exhibit to the registration statement of which this prospectus is a part.

The warrants to be issued to CKCC are deemed compensation by FINRA, and may not be sold, transferred, pledged, hypothecated or assigned or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180-days following the effective date of the offering pursuant to FINRA Rule 5110(g)(1).

Indemnification

We have agreed to indemnify CKCC against certain liabilities, including liabilities under the Securities Act, or to contribute to payments CKCC may be required to make in respect of those liabilities.

Offering Price Determination

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between CKCC and us. In determining the initial public offering price of our common stock, we and CKCC will consider:

•	the history and prospects for the industry in which we compete;

•	our financial information;

•	the ability of our management and our business potential and earning prospects;

•	the prevailing securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

Stabilizing Transactions

In connection with this offering, CKCC may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by CKCC of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than CKCC’s over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. CKCC may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, CKCC will consider, among other things, the price of shares available for purchase in the open market compared to the price at which CKCC may purchase shares through the over-allotment option. A naked short position is more likely to be created if CKCC is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that CKCC creates a naked short position, they will purchase shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If CKCC commences these activities, they may discontinue them at any time. CKCC may carry out these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

Nasdaq Global Market Listing

We have applied to have our shares of common stock approved for listing on The Nasdaq Global Market under the symbol “GTG.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Relationships

From time to time in the ordinary course of their respective businesses, CKCC and its affiliates may in the future engage in commercial banking or investment banking transactions with us and our affiliates. However, we have no present understanding, commitment, or agreement with CKCC with respect to any such transactions.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following summary discusses material United States federal income tax consequences, and certain United States federal estate tax consequences, of the purchase, ownership and disposition of our common stock by a Non-U.S. Holder, as defined below. This summary deals only with common stock held as a capital asset within the meaning of Section 1221 of the Code, and is applicable only to Non-U.S. Holders who purchase common stock pursuant to this offering. This summary does not address specific tax consequences that may be relevant to you if you are a Non-U.S. Holder subject to special tax treatment (including partnerships or other pass-through entities, entities treated as domestic corporations pursuant to Section 7874 of the Code, banks and insurance companies, dealers in securities, persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid United States federal income tax, foreign tax-exempt organizations, former U.S. citizens or residents and persons who hold or receive common stock as compensation or pursuant to the exercise of compensatory options), and does not address alternative minimum tax consequences, if any, or any state, local, or foreign tax consequences.

This summary is based upon the provisions of the Code and United States Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

If you are considering the purchase of common stock, you should consult your own tax advisors regarding the United States federal income tax consequences to you of the purchase, ownership, and disposition of common stock, as well as any consequences arising under the laws of any other taxing jurisdiction.

For purposes of this summary, you are a Non-U.S. Holder if you are a beneficial owner of common stock who is not a U.S. person or a partnership (or other entity treated as a partnership) for United States federal income tax purposes. A U.S. person is (i) a citizen or resident alien individual of the United States; (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust (a) whose administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) if it has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, or (ii) in the case of a Non-U.S. Holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the Non-U.S. Holder in the United States. Generally, U.S. trade or business income is not subject to United States federal withholding tax (provided the Non-U.S. Holder complies with applicable certification and disclosure requirements). Instead, U.S. trade or business income is subject to United States federal income tax on a net income basis at regular United States federal income tax rates in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Any U.S. trade or business income received by a corporate Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions

Distributions of cash or property that we pay will generally constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under United States federal income tax principles). A Non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate on any dividends received in respect of our stock, or at a lower rate provided by an applicable income tax treaty. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in our common stock (with a corresponding reduction in such Non-U.S. Holder’s tax basis in our common stock), and thereafter will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— Sale or Other Disposition of Our Common Stock” below. In order to obtain a reduced rate of United States federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder, who is otherwise entitled to benefits under an income tax treaty, will be required to provide a properly executed IRS Form W-8BEN certifying under penalties of perjury its entitlement to benefits under the treaty. Special certification requirements and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

If you are eligible for a reduced rate of United States withholding tax pursuant to an applicable income tax treaty, you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the United States Internal Revenue Service, or IRS. A Non-U.S. Holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty and the filing of a United States tax return for claiming a refund of United States federal withholding tax.

The United States federal withholding tax does not apply to dividends that are U.S. trade or business income, as defined above, of a Non-U.S. Holder who provides a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Sale or Other Disposition of Our Common Stock

Except as provided below under “ —New Legislation Relating to Foreign Accounts”, any gain that a Non-U.S. Holder realizes upon the sale or other disposition of a share of common stock generally will not be subject to United States federal income or withholding tax unless:

•	The gain is U.S. trade or business income, as defined and discussed above;

•	The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•

Our common stock constitutes a “United States Real Property interest” by reason of our status as a United States real property holding corporation, or a USRPHC, under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period for our common stock.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code and applicable United States Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, the United States federal income and withholding taxes relating to interests in USRPHCs nevertheless will not apply to gains derived from the sale or other disposition of our common stock by a Non-U.S. Holder whose shareholdings, actual and constructive, at all times during the applicable period, amount to 5% or less of our common stock, provided that our common stock is regularly traded on an established securities market. We do not believe we currently are, and do not anticipate becoming, a USRPHC. However, no assurance can be given that we will not be a USRPHC, or that our common stock will be considered regularly traded, when a Non-U.S. Holder sells its shares of our common stock.

Gain from the sale of a share of common stock of a Non-U.S. Holder individual who is present in the United States for 183 days or more (as described in the second bullet point above) will be subject to United States federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder, common stock that you hold at the time of death will be included in your gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise. Under legislation signed into law on December 17, 2010 amending the Internal Revenue Code, for decedents dying after December 31, 2010 and before January 1, 2013, an estate tax is imposed on estates over $5 million (indexed for inflation) at a 35% tax rate on the excess over $5 million. Unless the current law is extended, for decedents dying after December 31, 2012, the amount exempt from estate tax will fall to $1.0 million and the rate will increase to 55% on the excess over $1.0 million.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to you the amount of dividends paid to you on your shares of common stock and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to U.S. persons. The backup withholding rate is currently 28%. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status of a Non-U.S. Holder or otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

Information reporting and, depending on the circumstances, backup withholding, generally will apply to the proceeds of a sale of common stock within the United States or conducted through the United States office of any broker, United States or foreign, unless you certify under penalties of perjury that you are a Non-U.S. Holder or otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States, or a U.S. related person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a refund or a credit against your United States federal income tax liability, if any, provided that you furnish the required information to the IRS in a timely manner.

New Legislation Relating to Foreign Accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain “foreign non-financial entities.” The new legislation imposes a 30% withholding tax on dividends in respect our common stock, or gross proceeds from the sale or other disposition of shares of our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (x) in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations or (y) in the case of a foreign non-financial entity, the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it (i) undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, (ii) annually report certain information about such accounts; and (iii) potentially withhold 30% on payments to (1) account holders whose actions prevent it from complying with these reporting requirements and other requirements and (2) other foreign financial institutions that have not entered into similar information sharing or reporting agreements. The full 30% withholding rates described above will apply even if a lower treaty rate is available. A Non-U.S. Holder entitled to the benefits of a tax treaty would then need to apply for a refund of such withheld amounts. The legislation currently applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this new legislation.

LEGAL MATTERS

Dykema Gossett PLLC, Bloomfield Hills, Michigan, will pass upon certain legal matters for us in connection with the offered securities. Certain legal matters will be passed upon for C. K. Cooper & Company by Oswald & Yap LLP, Irvine, California.

EXPERTS

The financial statements of GEOTAG INC. as of September 30, 2010, and for the period from inception, July 1, 2010, through September 30, 2010, have been included herein and in the registration statement in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, appearing elsewhere herein and in the registration statement, upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering in this prospectus. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. You should refer to the registration statement and its exhibits and schedules for additional information. When we make references in this prospectus to any of our agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual agreements or other documents.

You can read and copy the registration statement and the exhibits at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We will provide a copy of our annual report to stockholders, including our audited financial statements, at no charge upon written request sent to GEOTAG Inc., 555 Republic Drive, Suite 200, Plano, Texas 75074. Our address on the World Wide Web is www.geotag.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

GEOTAG INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GEOTAG INC.

We have audited the accompanying balance sheet of GEOTAG INC. (the “Company”) as of September 30, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception, July 1, 2010, through September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2010, and the results of its operations and its cash flows for the period from inception, July 1, 2010, through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ HASKELL & WHITE LLP

November 9, 2010

Irvine, California

GEOTAG INC.

Balance Sheet

As of September 30, 2010

Assets
Current assets
Cash and cash equivalents	$66,045
Prepaid expenses and other current assets	66,393

Total current assets	132,438
Patent, net of accumulated amortization of $27,359,515 (Notes 1 and 2)	91,621,468

Total assets	$91,753,906

Liabilities and Stockholders’ Equity
Current liabilities
Line of credit (Note 4)	$100,271
Accounts payable and accrued expenses	42,292

Total current liabilities	142,563
Notes payable and accrued interest, noncurrent (Note 3)	30,166,927

Total liabilities	30,309,490

Commitments and contingencies (Note 5)

Stockholders’ equity (Notes 1 and 2)
Common Stock, $.01 par value; 200,000,000 shares authorized; 135,398,243 shares issued and outstanding	1,353,982
Additional paid in capital	64,286,535
Accumulated deficit	(4,196,101)

Total stockholders’ equity	61,444,416

Total liabilities and stockholders’ equity	$91,753,906

See accompanying notes to financial statements and report of independent registered public accounting firm.

GEOTAG INC.

Statement of Operations

Period from Inception July 1, 2010, through September 30, 2010

Revenues	$—
Cost of goods sold	—

Gross margin	—

Operating expenses
Selling, general and administrative	136,272
Amortization expense	3,760,758

Total operating expenses	3,897,030

Loss from operations	(3,897,030)
Interest expense	(299,071)

Loss before provision for income taxes	(4,196,101)
Provision for income taxes	—

Net loss	$(4,196,101)

Basic and diluted net loss per share	$(0.04)

Basic and diluted weighted average common shares outstanding	119,525,000

See accompanying notes to financial statements and report of independent registered public accounting firm.

GEOTAG INC.

Statement of Stockholders’ Equity

Period from Inception July 1, 2010, through September 30, 2010

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 1, 2010 (inception)	—	$—	$—	$—	$—
Common stock issued for patent	132,756,448	1,327,564	64,286,535	—	65,614,099
Common stock issued for cash	2,641,795	26,418	—	—	26,418
Net loss for the period	—	—	—	(4,196,101)	(4,196,101)

Balance, September 30, 2010	135,398,243	$1,353,982	$64,286,535	$(4,196,101)	$61,444,416

See accompanying notes to financial statements and report of independent registered public accounting firm.

GEOTAG INC.

Statements of Cash Flows

Period from Inception July 1, 2010, through September 30, 2010

Cash flows from operating activities
Net loss	$(4,196,101)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization expense	3,760,758
Accrued interest expense	299,071
Increase (decrease) from changes in:
Prepaid expenses and other assets	(66,393)
Accounts payable and accrued expenses	42,292

Net cash used by operating activities	(160,373)

Cash flows from financing activities
Proceeds from line of credit	100,000
Proceeds from note payable	100,000
Proceeds from the sale of common stock	26,418

Net cash provided by financing activities	226,418

Net increase in cash and cash equivalents	66,045
Cash and cash equivalents, beginning of the period	—

Cash and cash equivalents, end of period	$66,045

Supplemental schedule of non-cash financing activities:
Common stock issued in exchange for patent	Notes 1 and 2
Notes payable assumed for patent	Notes 1 and 3

See accompanying notes to financial statements and report of independent registered public accounting firm.

GEOTAG INC.

Notes to Financial Statements

September 30, 2010

1. Business and Significant Accounting Policies

Business

GEOTAG INC. (the “Company”) was originally formed on July 1, 2010, as Ubixo, Inc. and a wholly-owned subsidiary of Ubixo Limited. On July 12, 2010, the Company was spun off from Ubixo Limited as a stand-alone, independent entity. In connection with the spin-off, Ubixo Limited transferred certain intellectual property, including the 474 Patent and GEOTAG trademark, to the Company in exchange for 132,756,448 shares of common stock and the assumption of certain debts (Notes 2 and 3). Ubixo Limited had not generated any revenues from the 474 Patent prior to the spin-off.

The Company is a geo-location technology provider with headquarters in Plano, Texas. The Company’s technology is based on fundamental technology described in U.S. Patent Number 5,930,474 (the “474 Patent”) entitled “Internet Organizer for Accessing Geographically and Topically Based Information.” This technology is a spatial information management technology that makes possible a range of location-enabled online applications, and can be used by third-party, location-based applications and geography-reliant systems and infrastructures. In summary, this technology enables effective and efficient online geographic differentiation.

Management’s Plans

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company is an emerging business, has no operating history and minimal working capital. Further, the Company requires significant funding to execute its business plan and there is no assurance that funding will be available in the future when needed, on favorable terms, if at all.

Management’s plans with respect to the above factors are to raise funds via the sale of the Company’s common stock, generate revenues by licensing the Company’s technology to third parties and by enforcing the Company’s rights against those that are alleged to be infringing on the Company’s assets. Concurrently, management intends to minimize the Company’s cash commitments and corporate overhead. In August 2010, the Company obtained a $200,000 line of credit (Note 4).

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). In June 2009, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance on the FASB accounting standards codification and the hierarchy of GAAP, which replaces previously issued authoritative guidance, and establishes the FASB Accounting Standards Codification (“FASB ASC”) as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GEOTAG INC.

Notes to Financial Statements (continued)

September 30, 2010

1. Business and Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. From time to time, cash accounts held in United States-based checking accounts may exceed the federal Deposit Insurance Corporation (FDIC) $250,000 insured limit. Management believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of credit worthiness and financial viability of their banks.

Patent Amortization and Impairment

The Company’s patent was originally filed in January 1996, and as a result, management expects the patent to expire in January 2016. The Company is amortizing the patent on a straight-line basis from the date that the Company’s predecessor acquired the patent (Note 2) to January 2016.

Management assesses the recoverability of finite-lived intangible assets whenever indicators of impairment are present. Management tests the recoverability of these assets by comparing the undiscounted cash flows expected to be generated by the assets with their net book value. If the net book value of the assets exceeds the undiscounted cash flows expected to be generated, the Company recognizes an impairment charge that is equal to the amount by which the net book value of the assets exceeds their estimated fair values.

Revenue Recognition

The Company will recognize revenue when it has obtained evidence of arrangement, delivered required contracted goods and/or services, established a fixed or determinable price, and determined that collecting contracted amounts is probable.

Fair Value Measurements

Valuation techniques used to measure fair value are required by U.S. GAAP to maximize the use of observable inputs and minimize the use of unobservable inputs. The Company measures fair value based on a three-level hierarchy of inputs, of which the first two are considered observable and the last unobservable.

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

GEOTAG INC.

Notes to Financial Statements (continued)

September 30, 2010

1. Business and Significant Accounting Policies (continued)

Income Taxes (continued)

The Company’s net deferred tax assets consist principally of net operating losses and the Company provided a 100% valuation allowance for the tax effect of these net operating losses. No benefit for income taxes has been provided in the accompanying statements of operations since all deferred tax assets have been fully reserved. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized. Federal net operating losses can be carried back for two years, and remaining, unused carrybacks can be carried forward 20 years. Net operating losses begin to expire in 2030 and 2020 for federal and state tax purposes, respectively. Utilization of the Company’s net operating losses in future periods may be limited by Section 382 of the Internal Revenue Code should there be substantive changes in the Company’s ownership structure.

In 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (codified under FASB ASC 740-10) to clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” As a result, the Company evaluates tax positions taken or expected to be taken in the course of preparing its income tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the Company’s financial statements.

Stock-based Compensation

The Company’s stock-based awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. Stock-based compensation is recognized on a straight-line basis over the award vesting period.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FASB ASC 505-50. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

The Company has not issued any stock-based awards since its inception.

2. Acquisition of Patent

On July 12, 2010, the Company entered into a Business Purchase Agreement (the “Agreement”) with its parent company, Ubixo Limited, whereby the Company acquired the 474 Patent and certain other intellectual property (the “GEOTAG Assets”) in exchange for 132,756,448 shares of its common stock and the assumption of certain debts defined in the Agreement and its subsequent amendments. Based on the related party nature of this transaction, the Company accounted for the assets acquired and the liabilities assumed using Ubixo Limited’s basis (i.e., predecessor or historical cost basis).

Ubixo Limited, formerly known as M2 Global Limited (“M2”), a company publicly-traded on the Bermuda Stock Exchange, acquired the GEOTAG Assets in a series of arms-length transactions whereby it issued an

GEOTAG INC.

Notes to Financial Statements (continued)

September 30, 2010

2. Acquisition of Patent (continued)

aggregate of 30,147,446 shares of its common stock valued at $90,442,338 based on the trading price of M2’s common stock on the Bermuda Stock Exchange. M2 also issued notes payable of $25,000,000 and assumed liabilities of $3,538,645 to acquire the GEOTAG Assets. As a result of these transactions, excluding related acquisition fees, M2 paid an aggregate consideration of $118,980,983 for the GEOTAG assets. From the date that M2 acquired the patent through the date it was acquired by the Company, M2 recorded patent amortization of $23,598,757.

3. Notes Payable

In connection with the Agreement, the Company assumed ten notes payable from Ubixo Limited with an aggregate outstanding principal balance of $28,968,000 and accrued interest of $900,000. As of September 30, 2010, the outstanding principal balance and related accrued interest aggregate $30,166,927.

Five of the notes with an aggregate outstanding principal balance of $2,530,000 do not have stated maturity dates, are required to be repaid from proceeds generated by the 474 Patent, are noninterest bearing and are not secured.

Four of the notes with an aggregate outstanding principal balance of $1,438,000 are due on December 31, 2011, along with accrued interest, and bear interest at rates ranging from 5% to 12% per annum. Two of these notes are secured by the Company’s assets, including the 474 Patent.

One of the notes with an outstanding principal balance of $25,000,000 is due on December 31, 2015, along with accrued interest, and bears interest at 5% per annum. This note is not secured.

4. Line of Credit

In August 2010, the Company obtained a line of credit for up to $200,000 that bears interest at a rate of 5% per annum. Related borrowings are not collateralized and are due upon the earlier of (i) an initial public offering of the Company’s securities, or (ii) December 31, 2011. Any amounts that remain outstanding after the due date bear interest at a rate of 18% per annum. Proceeds from related borrowings are to be used solely for fees and expenses relating to the Company’s initial public offering. As of September 30, 2010, $100,271 is outstanding under this line of credit.

5. Commitments

In April 2010, Ubixo Limited and Cityhub.com, Inc. (“Cityhub”) settled pending litigation between them regarding title to the 474 Patent. Under the settlement agreement, Cityhub is entitled to one-sixth of the net revenue generated from the 474 Patent. The first $1,500,000 of such amount was pre-paid by Ubixo Limited. This settlement agreement was assumed by the Company in connection with the Agreement (Note 2).

250,000 Shares

PROSPECTUS

                    , 2011

Until                     , 2011, all dealers that effect transactions in these securities may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[RESALE PROSPECTUS ALTERNATE PAGE]

Subject to completion, dated January 31, 2011

PRELIMINARY PROSPECTUS

20,913,126 Shares

Common Stock

This prospectus relates to the offer and sale of up to 20,913,126 shares of our common stock, par value $0.01 per share, which may be resold from time to time by the selling stockholders identified in this prospectus. All 20,913,126 shares were issued in connection with our spin off from Ubixo Limited (see “Prospectus Summary–Spin-Off from Ubixo Limited and Purchase of the 474 Patent” below). We will not receive any proceeds from the sales by the selling stockholders.

We have applied to have our common stock approved for listing on The Nasdaq Global Market under the symbol “GTG.”

Since there is currently no public market established for our securities, the selling stockholders will sell at a fixed price equal to $6.25 per share. However, once our shares of common stock are approved for listing on The Nasdaq Global Market, the selling stockholders may sell the resale shares from time to time at the market price prevailing on The Nasdaq Global Market at the time of offer and sale, or at prices related to such prevailing market prices, in negotiated transactions or in a combination of such methods of sale directly or through brokers. See “Plan of Distribution” beginning on page A-54 for additional information on how the selling stockholders may conduct sales of their shares of common stock.

Other than underwriting discounts and commissions, and transfer taxes, if any, we will bear all expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders.

In addition to this prospectus, the Registration Statement of which this prospectus forms a part also includes another separate and distinct prospectus, which we refer to as the Primary Offering Prospectus. Pursuant to the Primary Offering Prospectus, we are offering and selling 250,000 shares of our common stock to our underwriter, C. K. Cooper & Company. The initial public offering price of our common stock is $6.25 per share.

This investment involves a high degree of risk. We urge you to read carefully the “Risk Factors” section beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011

[RESALE PROSPECTUS ALTERNATE PAGE]

You should only rely on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, prospects, financial condition and results of operations may have changed since that date.

This document may only be used where it is legal to sell these securities. Certain jurisdictions may restrict the distribution of these documents and the offering of these securities. We require persons receiving these documents to inform themselves about and to observe any such restrictions. We have not taken any action that would permit an offering of these securities or the distribution of these documents in any jurisdiction that requires such action.

GEOTAG, WHEN “WHERE” MATTERS, GEOMAS and ZLAND are registered trademarks of GEOTAG INC. All rights reserved.

Industry and Market Data

Unless otherwise indicated, the market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Although we believe these third-party sources are reliable, we have not independently verified the information. None of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. In addition, some data are based on our good faith estimates. Such estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our own management’s experience in the industry, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. However, none of our estimates have been verified by any independent source. Our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus and the other information contained herein. These and other factors could cause our actual results to differ materially from those expressed in the estimates and assumptions.

[RESALE PROSPECTUS ALTERNATE PAGE]

THE OFFERING

Common stock offered by us	None

Common stock offered by selling stockholders	20,913,126 shares (1)

Common stock to be outstanding after the offering	135,648,243 shares

Proposed Nasdaq Symbol	“GTG”

Proceeds to us	None

Risk factors	Investing in our common stock involves certain risks. You should read “Risk Factors” beginning on page 7 for a discussion of factors that you should consider carefully before deciding whether to purchase shares of our common stock.

(1)	All 20,913,126 shares were issued in connection with our spin off from Ubixo.

The number of shares of our common stock that will be outstanding after our initial public offering is based on 135,398,243 shares of our common stock outstanding as of September 30, 2010, and includes the sale by us of 250,000 shares of common stock pursuant to the Public Offering Prospectus.

Unless otherwise indicated, all information in this prospectus assumes:

•	no exercise of the underwriter’s over-allotment option to purchase additional shares; and

•	no exercise of the underwriter’s warrants.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

All proceeds from the sale of our common stock covered by this prospectus will belong to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING STOCKHOLDERS

We are registering the shares of common stock identified in the table below in order to permit the selling stockholders to offer the shares for resale from time to time. All 20,913,126 shares were issued in connection with our spin off from Ubixo.

Except as may otherwise be indicated in the footnotes to the table below, and except for the ownership of our common stock, the selling stockholders have not had any material relationship with us within the past three years.

The following table sets forth, as of the date of this prospectus: (1) the name of the stockholder for whom we are registering shares under this registration statement; (2) the number of shares of our common stock owned by the stockholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; and (4) the amount and the percentage (if 1% or more) of the class to be owned by such stockholder after completion of the offering. The percentage of outstanding common stock owned upon completion of the offering is calculated based on 135,398,243 shares of common stock issued and outstanding as of September 30, 2010. We prepared this table based on the information supplied to us by the selling stockholders named in the table and we have not sought to verify such information.

Selling Stockholder	Common Stock Owned Prior to Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of Offering (1)	Percentage of Common Stock Owned Upon Completion of Offering
NatProv Holdings Inc. (2)	6,738,460	6,738,460	0	0%
MKL Consulting Ltd. (3)	6,000,000	6,000,000	0	0%
Tritium Group Ltd. (4)	5,000,000	5,000,000	0	0%
Global Asset Fund Ltd. (5)	3,174,666	3,174,666	0	0%

(1)	Assumes the sale by the selling stockholders of all of the shares of common stock available for resale under this prospectus.
(2)	John Greenwood is the director and sole shareholder of NatProv Holdings Inc. and has voting control and investment direction over the securities held by NatProv Holdings Inc. Such shares were acquired in connection with our spin-off from Ubixo. The address for NatProv Holdings Inc. is Harbour House, Second Floor, Waterfront Dr., P.O. Box 972, Road Town, Tortola, British Virgin Islands.
(3)	Darren Rennick is the President and sole owner of MKL Consulting Ltd. and has voting control and investment direction over the securities held by MKL Consulting Ltd. Such shares were acquired in connection with our spin-off from Ubixo. MKL Consulting Ltd. has acted as a consultant to the Company and Ubixo from time to time within the past three years. Mr. Rennick is the President of Ubixo Limited, from whom we were spun out in July 2010. The address for MKL Consulting Ltd. is P.O. Box 1348, St. John’s, Antigua, WI.
(4)

Igor Quinn is the Director of Tritium Group Ltd. and has voting control and investment direction over the securities held by Tritium Group Ltd. Such shares were acquired in connection with our spin-off from Ubixo. The address for Tritium Group Ltd. is 4th Floor Cayman Financial Center, Dr. Roy’s Drive, George Town, Cayman Islands.

(5)	Arie Jan von Roon is the Director of Global Asset Fund Ltd. and has voting control and investment direction over the securities held by Global Asset Fund Ltd. Such shares were acquired in connection with our spin-off from Ubixo. The address for Global Asset Fund Ltd. is Caledonian House, 69 Dr Roy’s Drive, George Town KY1-1102, Grand Cayman, Cayman Islands.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by existing stockholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

[RESALE PROSPECTUS ALTERNATE PAGE]

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Pursuant to requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8.0% of the gross proceeds received by us for the sale of any securities being registered pursuant to Securities Act Rule 415.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the Registration Statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, estimated to be $15,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the Registration Statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of shares being registered, all of which we will pay. All amounts, other than the SEC registration fee, the Nasdaq listing application fee, and the FINRA filing fee, are estimates.

SEC registration fee	$15,396

Nasdaq listing application fee	25,000

Printing expenses	50,000

FINRA filing fee	13,952

Legal fees and expenses	250,000

Accounting fees and expenses	50,000

Transfer agent fees	3,500

Miscellaneous	5,000

Total	$417.848

Item 14.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws that will be effective upon completion of the offering provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, or DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation that will be effective upon completion of the offering eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; and

•	from any transaction from which the director derived an improper personal benefit.

The foregoing discussion of our amended and restated certificate of incorporation, amended and restated bylaws, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, amended and restated bylaws, or law.

On completion of this offering, we intend to obtain directors’ and officers’ liability insurance. We are not currently aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. Moreover, we are not currently aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 15.	Recent Sales of Unregistered Securities

The following is a summary of transactions by us from our formation in July 2010 through the date of this registration statement involving sales of our securities that were not registered under the Securities Act of 1933, as amended, or the Securities Act.

On July 1, 2010, we were formed under the name of Ubixo Inc. as a British Virgin Islands subsidiary of Ubixo Limited (formerly known as M2 Global Ltd.), an Antigua company. On July 12, 2010, we were spun off from Ubixo as a stand-alone, independent operating entity. In connection with the spin-off, Ubixo transferred the GEOTAG business, including the 474 Patent and GEOTAG trademark, to us in exchange for our assumption of certain Ubixo indebtedness and 132,756,448 shares of our common stock, which Ubixo subsequently distributed pro-rata to the shareholders of Ubixo as a dividend. Following our spin-off from Ubixo, we re-incorporated as a Delaware company on July 16, 2010. The spin-off transaction was made for a valid business purpose and did not involve the “offer” or “sale” of securities for value as those terms are construed under Section 2(a)(3) of the Securities Act. Consequently, the offer and sale of the shares of common stock issued in the spin-off transaction were not required to be registered under the Securities Act.

Following our spin-off from Ubixo Limited, we sold 2,641,795 shares of our common stock to an accredited investor (as that term is defined in Rule 501 under the Securities Act) in July 2010. These shares were sold at par value, resulting in aggregate proceeds to us of approximately $26,418. We believe that the issuance of the 2,641,795 shares listed above was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1	Certificate of Incorporation, as currently in effect**

Exhibit Number	Description

3.2	Form of Amended and Restated Certificate of Incorporation (to be filed in connection with the closing of this offering)**

3.3	Bylaws, as currently in effect**

3.4	Form of Amended and Restated Bylaws (to be effective upon the closing of this offering)**

4.1	Form of common stock certificate**

4.2	Form of underwriter’s warrant

5.1	Opinion of Dykema Gossett PLLC

10.1	Form of Indemnification Agreement**

10.1.1	Schedule of parties to Indemnification Agreement

10.2	Promissory Note, dated as of September 26, 2007, issued by Geomas Software LLC, to Global Asset Fund Ltd., and subsequently assigned to GEOTAG INC. as borrower.**

10.3	Agreement, dated April 7, 2010, between GEOTAG INC., as assignee of M2 Global, Ltd., and Cityhub.com, Inc.**

10.4	Promissory Note, dated as of January 16, 2009, issued by M2 Global, Ltd. to Zasis LLC, and subsequently assigned by M2 Global to GEOTAG INC.**

10.5	Promissory Note, dated as of February 25, 2009, issued by M2 Global, Ltd. to Zasis LLC, and subsequently assigned by M2 Global to GEOTAG INC.**

10.6	Security Agreement, dated as of February 25, 2009, between GEOTAG INC., as assignee of M2 Global Ltd., and Zasis LLC**

10.7	Promissory Note, dated as of February 25, 2009, issued by M2 Global, Ltd. to Global Asset Fund Ltd., and subsequently assigned by M2 Global to GEOTAG INC.**

10.8	Security Agreement, dated as of February 25, 2009, between GEOTAG INC., as assignee of M2 Global Ltd., and Global Asset Fund Ltd.**

10.9	Promissory Note, dated as of April 16, 2009, issued by M2 Global, Ltd. to European Securities Limited, and subsequently assigned by M2 Global to GEOTAG INC.**

10.10	Promissory Note, dated as of April 26, 2010, issued by M2 Global, Ltd. to ICA Trust #2, and subsequently assigned by M2 Global to GEOTAG INC.**

10.11	Promissory Note, dated as of July 1, 2010, issued by Ubixo Limited to MKL Consulting Ltd., and subsequently assigned by Ubixo to GEOTAG INC.**

10.12	Promissory Note, dated as of July 1, 2010, issued by Ubixo Limited to Global Asset Fund Ltd. and subsequently assigned by Ubixo to GEOTAG INC.**

10.13	Promissory Note, dated as of July 1, 2010, issued by Ubixo Limited to Allied Provident Insurance Inc., and subsequently assigned by Ubixo to GEOTAG INC.**

10.14	Promissory Note, dated as of July 10, 2010, issued by Ubixo Limited to MKL Consulting Ltd., and subsequently assigned by Ubixo to GEOTAG INC.**

10.15	Lease, dated as of July 20, 2010, between GEOTAG INC. and Meridian Business Centers-Development-Company, LLC**

10.16	Business Purchase Agreement, dated as of July 12, 2010, by and between Ubixo Limited and GEOTAG INC.**

Exhibit Number	Description

10.17	Amendment No. 1 to Business Purchase Agreement, dated as of August 26, 2010, by and between Ubixo Limited and GEOTAG INC.**

10.18	Line of Credit Promissory Note, dated as of August 9, 2010, by and between GEOTAG INC. and Pennin Investors Ltd.**

10.19	Side Letter Agreement, dated as of October 30, 2010, by and between GEOTAG INC. and Zasis, LLC.**

10.20	Side Letter Agreement, dated as of November 1, 2010, by and between GEOTAG INC. and Global Asset Fund Ltd.**

10.21	Amendment No. 2 to Business Purchase Agreement, dated as of November 5, 2010, by and between Ubixo Limited and GEOTAG INC.**

14.1	Code of Ethics and Business Conduct**

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

23.2	Consent of Haskell & White LLP

99.1	Consent of Ira M. Kirschner, Director Nominee**

99.2	Consent of Lawrence P. Howorth, Director Nominee**

*	To be filed by amendment.
**	Previously filed.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the financial statements or related notes.

Item 17.	Undertakings

1.    The undersigned registrant hereby undertakes:

a.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

b.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.    For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

e.    To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

f.    That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

g.    That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on the 31st day of January, 2011.

GEOTAG INC.

By:	/S/ JOHN VEENSTRA
John Veenstra Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN VEENSTRA John Veenstra	Chief Executive Officer (principal executive officer)	January 31, 2011

/S/ ANTONY NORRIS Antony Norris	President and Chief Financial Officer (principal financial officer) and Director	January 31, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1	Certificate of Incorporation, as currently in effect**

3.2	Form of Amended and Restated Certificate of Incorporation (to be filed in connection with the closing of this offering)**

3.3	Bylaws, as currently in effect**

3.4	Form of Amended and Restated Bylaws (to be effective upon the closing of this offering)**

4.1	Form of common stock certificate**

4.2	Form of underwriter’s warrant

5.1	Opinion of Dykema Gossett PLLC

10.1	Form of Indemnification Agreement**

10.1.1	Schedule of parties to Indemnification Agreement

10.2	Promissory Note, dated as of September 26, 2007, issued by Geomas Software LLC, to Global Asset Fund Ltd., and subsequently assigned to GEOTAG INC. as borrower.**

10.3	Agreement, dated April 7, 2010, between GEOTAG INC., as assignee of M2 Global, Ltd., and Cityhub.com, Inc.**

10.4	Promissory Note, dated as of January 16, 2009, issued by M2 Global, Ltd. to Zasis LLC, and subsequently assigned by M2 Global to GEOTAG INC.**

10.5	Promissory Note, dated as of February 25, 2009, issued by M2 Global, Ltd. to Zasis LLC, and subsequently assigned by M2 Global to GEOTAG INC.**

10.6	Security Agreement, dated as of February 25, 2009, between GEOTAG INC., as assignee of M2 Global Ltd., and Zasis LLC**

10.7	Promissory Note, dated as of February 25, 2009, issued by M2 Global, Ltd. to Global Asset Fund Ltd., and subsequently assigned by M2 Global to GEOTAG INC.**

10.8	Security Agreement, dated as of February 25, 2009, between GEOTAG INC., as assignee of M2 Global Ltd., and Global Asset Fund Ltd.**

10.9	Promissory Note, dated as of April 16, 2009, issued by M2 Global, Ltd. to European Securities Limited, and subsequently assigned by M2 Global to GEOTAG INC.**

10.10	Promissory Note, dated as of April 26, 2010, issued by M2 Global, Ltd. to ICA Trust #2, and subsequently assigned by M2 Global to GEOTAG INC.**

10.11	Promissory Note, dated as of July 1, 2010, issued by Ubixo Limited to MKL Consulting Ltd., and subsequently assigned by Ubixo to GEOTAG INC.**

10.12	Promissory Note, dated as of July 1, 2010, issued by Ubixo Limited to Global Asset Fund Ltd. and subsequently assigned by Ubixo to GEOTAG INC.**

10.13	Promissory Note, dated as of July 1, 2010, issued by Ubixo Limited to Allied Provident Insurance Inc., and subsequently assigned by Ubixo to GEOTAG INC.**

10.14	Promissory Note, dated as of July 10, 2010, issued by Ubixo Limited to MKL Consulting Ltd., and subsequently assigned by Ubixo to GEOTAG INC.**

Exhibit Number	Description

10.15	Lease, dated as of July 20, 2010, between GEOTAG INC. and Meridian Business Centers-Development-Company, LLC**

10.16	Business Purchase Agreement, dated as of July 12, 2010, by and between Ubixo Limited and GEOTAG INC.**

10.17	Amendment No. 1 to Business Purchase Agreement, dated as of August 26, 2010, by and between Ubixo Limited and GEOTAG INC.**

10.18	Line of Credit Promissory Note, dated as of August 9, 2010, by and between GEOTAG INC. and Pennin Investors Ltd.**

10.19	Side Letter Agreement, dated as of October 30, 2010, by and between GEOTAG INC. and Zasis, LLC.**

10.20	Side Letter Agreement, dated as of November 1, 2010, by and between GEOTAG INC. and Global Asset Fund Ltd.**

10.21	Amendment No. 2 to Business Purchase Agreement, dated as of November 5, 2010, by and between Ubixo Limited and GEOTAG INC.**

14.1	Code of Ethics and Business Conduct**

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

23.2	Consent of Haskell & White LLP

99.1	Consent of Ira M. Kirschner, Director Nominee**

99.2	Consent of Lawrence P. Howorth, Director Nominee**

*	To be filed by amendment.
**	Previously filed.

(b)	Financial Statement Schedules